                                                          EXHIBIT (3)(a)/(10)(c)


                           JAMES CABLE PARTNERS, L.P.


                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


                          Dated as of December 29, 1999






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                                TABLE OF CONTENTS

                                                                                        Page
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
ARTICLE ONE...............................................................................1
1.1      Defined Terms....................................................................1
ARTICLE TWO...............................................................................8
2.1      Formation........................................................................8
2.2      Name.............................................................................8
2.3      Place of Business and Office; Registered Agent...................................8
2.4      Purpose..........................................................................9
2.5      Term.............................................................................9
2.6      Qualification in Other Jurisdictions.............................................9
2.7      Transfer of Capital Accounts.....................................................9
ARTICLE THREE............................................................................10
3.1      General Partner.................................................................10
3.2      Limited Partners................................................................10
3.3      Partnership Capital.............................................................11
3.4      Liability of Partners...........................................................12
ARTICLE FOUR.............................................................................13
4.1      Allocation of Net Loss..........................................................13
4.2      Allocation of Net Income........................................................13
4.3      Distributions...................................................................14
4.4      Distributions in Kind...........................................................16
4.5      Distribution of Property........................................................16
4.6      Break Fees......................................................................16
4.7      Withholding.....................................................................16
4.8      Allocations and Distributions Among Limited Partners............................16
4.9      Minimum Gain Chargeback and Qualified Income Offset.............................17
4.10     Special Allocations.............................................................17
4.11     Special Allocations in Subsequent Fiscal Years..................................17
ARTICLE FIVE.............................................................................18
5.1      Management......................................................................18
5.2      Restrictions on the Authority of the General Partner............................20
5.3      Duties and Obligations of the General Partner...................................20
5.4      Other Business of the General Partner...........................................21
5.5      Management Compensation.........................................................22
5.6      Expenses Reimbursement and Indemnification......................................23
5.7      1994 General Partner Incentive Compensation Award...............................25
ARTICLE SIX..............................................................................25
6.1      Selection of the Partnership Advisory Board.....................................25
6.2      Functions of the Partnership Advisory Board.....................................26
6.3      Fees and Expenses of Members of Partnership Advisory Board......................29
ARTICLE SEVEN............................................................................29
7.1      Assignment of the General Partner's Interest....................................29
7.2      No Change in Control or Ineligibility of the General Partner....................29
7.3      Removal of the General Partner..................................................29
7.4      Incapacity or Withdrawal of the General Partner.................................30
7.5      Penalty.........................................................................30


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
7.6      Liability of a Withdrawn or Removed General Partner.............................34
7.7      Restriction on Admission of Substitute General Partner..........................34
ARTICLE EIGHT............................................................................34
8.1      Restrictions on Transfers of Interests..........................................34
8.2      Transferees.....................................................................35
8.3      Substituted Limited Partner.....................................................36
8.4      Incapacity of a Limited Partner.................................................37
8.5      Transfers During a Fiscal Year..................................................37
8.6      Elections Under the Internal Revenue Code.......................................37
ARTICLE NINE.............................................................................37
9.1      Dissolution.....................................................................37
9.2      Liquidation.....................................................................38
9.3      Continuation of the Partnership.................................................39
ARTICLE TEN..............................................................................41
10.1     Adoption of Amendments; Limitations Thereon.....................................41
10.2     Amendment of Certificate........................................................44
ARTICLE ELEVEN...........................................................................44
11.1     Method of Giving Consent........................................................44
11.2     Meetings........................................................................44
11.3     Record Dates....................................................................45
11.4     Notices to Limited Partners: Designees; No Special Inducements..................45
ARTICLE TWELVE...........................................................................45
12.1     Power of Attorney...............................................................45
ARTICLE THIRTEEN.........................................................................47
13.1     Records and Accounting..........................................................47
13.2     Annual Reports..................................................................47
13.3     Tax Information.................................................................48
13.4     Interim Reports.................................................................49
13.5     Partnership Funds...............................................................49
13.6     Elections.......................................................................49
13.7     Other Information...............................................................49
ARTICLE FOURTEEN.........................................................................50
14.1     Representations Warranties and Covenants of the Limited Partners................50
14.2     Representations, Warranties and Certain Covenants of the General Partner........50
ARTICLE FIFTEEN..........................................................................52
15.1     Notices.........................................................................52
15.2     Governing Law: Separability of Provisions.......................................53
15.3     Entire Agreement................................................................53
15.4     Headings etc....................................................................53
15.5     Binding Provisions..............................................................53
15.6     No Waiver; Creditor's Rights....................................................53
15.7     Reproduction of Documents.......................................................53
15.8     No Right to Partition...........................................................54
15.9     ERISA Undertakings..............................................................54
15.10    Counterparts....................................................................54

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         THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP,
dated as of December 29, 1999, by and among JAMES COMMUNICATIONS PARTNERS, a Michigan general partnership, as General Partner, and those parties which have been and shall be admitted as Limited Partners.


                              W I T N E S S E T H:

         WHEREAS, James Cable Partners, L.P. (the "Partnership") was formed as a limited partnership pursuant to an Agreement of Limited Partnership dated as of January 12, 1988 (the "Original Agreement"); and

         WHEREAS, the Original Agreement was amended and restated pursuant to a First Amended and Restated Agreement of Limited Partnership dated as of September 21, 1992; and

         WHEREAS, the Original Agreement, as so amended and restated, was further amended pursuant to certain amendments dated as of December 15, 1993, December 31, 1994, June 30, 1995, and June 30, 1995, respectively; and

         WHEREAS, the Original Agreement, as so amended and restated and as so further amended, was again amended and restated pursuant to an Amended and Restated Agreement of Limited Partnership dated as of June 30, 1995 which was further amended by certain amendments dated as of December 29, 1999; and

         WHEREAS, the parties to this instrument, who are all of the Partners of the Partnership, desire to once again amend and restate the Original Agreement, as amended and restated to date, in its entirety.

         NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in consideration of the mutual covenants and agreements herein made, and intending to be legally bound, the Partners hereby amend and restate the Original Agreement, as amended and restated to date, in its entirety, so as to read and provide as follows:


                                   ARTICLE ONE

                                  Defined Terms

         1.1 Defined Terms. The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One.

                  1.1.1    INTENTIONALLY OMITTED.

                  1.1.2 "Affiliate" means, when used with reference to a specified Person, (i) any Control Group Affiliate of the specified Person, (ii) any Person which is an officer, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person serves in a similar capacity, (iii) any Person which, directly or indirectly, is the record or beneficial owner of 10% or more of any class of voting securities of, or otherwise has a substantial record or beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the record or beneficial owner of 10% or more of any class of voting securities or in which the specified Person has a substantial beneficial interest, and
         (iv) any relative or spouse of the specified Person.

                  1.1.3 "Agreement" means the Original Agreement as amended and/or restated prior to the date of this instrument and as amended and restated by this instrument, and as the same may be subsequently amended, modified, supplemented and/or restated from time to time.

                  1.1.4 "Bankruptcy" means the commencement of a voluntary case under the Bankruptcy Code of 1978, as amended, or commencement of an involuntary case under the Bankruptcy Code of 1978, as amended, if such case is not dismissed within 60 days of its commencement.

                  1.1.5 "Cable Systems" (or, in the singular, "Cable System") means cable television systems (including, without limitation, all services now or hereafter provided, or capable of being provided, by cable television systems (e.g., telecommunication services, telephony, data processing, Internet access, inter-and intra-network data services, and the transmission and re-transmission of audio, video, analog and digital information)).

                  1.1.6 "Capital Account" means, with respect to any Partner, the Capital Account for such Partner as of the Effective Date, (i) increased by the amount of Capital Contributions of such Partner and by the amount of all Net Income and items of income and gain allocated to such Partner pursuant to Article Four hereof from and after the Effective Date, (ii) decreased by the sum of (x) all amounts of cash and the Fair Market Value of any assets (reduced by the Book Value of any Partnership liability to which such asset is subject or that is assumed by such distributee) distributed to such Partner (other than the management fee) from and after the Effective Date and (y) the amount of all Net Losses or items of loss, deduction, depreciation and amortization allocated to such Partner pursuant to Article Four hereof from and after the Effective Date, and (iii) increased or decreased, as appropriate, to reflect all adjustments pursuant to this Agreement.

                  1.1.7 "Capital Contributions" means, with respect to the General Partner or any Limited Partner, an amount equal to the amount of money and the fair market value of any asset (reduced by the amount of any liability to which such asset is subject or which is assumed by the Partnership) that is actually contributed by such Partner pursuant to the Agreement and/or the Option, plus any such amount that is deemed contributed by such Partner pursuant to paragraph 5.7 of this Agreement.

                  1.1.8 "Capital Transaction" means, as of any date, (i) any disposition of an Ownership Interest, or liquidating dividends or other similar transactions or distributions with respect to an Ownership Interest, (ii) any sale, lease, exchange, transfer or other

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         disposition (other than to the Partnership or any of its subsidiaries)
         in any single transaction or series of related transactions, of all or substantially all of the consolidated assets of the Partnership, and
         (iii) any consolidation, merger or business combination transaction involving the Partnership or any subsidiary of the Partnership.

                  1.1.9 "Cash Available for Distribution" means, as of any date, all cash, bank deposits, publicly saleable commercial paper and other cash equivalents, and publicly traded securities that are unrestricted in the hands of the Partnership and the Limited Partners, in each case held by the Partnership at such date from whatever source derived, other than proceeds of a Capital Transaction, net of the management fee payable pursuant to paragraph 5.5 hereof and all current expenses (including debt service payments) required to be paid or borne by the Partnership pursuant to paragraph 5.6.1 and working capital reserves pursuant to paragraph 5.1.1(f).

                  1.1.10 "Consent" means the approval of a Person, given as provided in paragraph 11.1, to do the act or thing for which the approval is solicited, or the act of granting such approval, as the context may require. Reference to the Consent of a specified percentage in Percentage Interests of the Limited Partners, or any class of Limited Partners, shall mean the Consent of the Limited Partners, or of the Limited Partners of such class of Limited Partners, whose then aggregate Percentage Interests represent not less than the specified percentage of the then aggregate Percentage Interests of all the Limited Partners, or of all Limited Partners of such class of Limited Partners, at the time of such Consent; provided, however, that in determining the giving or withholding of any Consent of the Limited Partners, or of the Limited Partners of any class of Limited Partners (other than the Class B Limited Partners), any Percentage Interests of the General Partner or any Affiliate of the General Partner as a Limited Partner shall not be counted (and, accordingly, shall also be excluded in calculating the aggregate Percentage Interests for the foregoing purpose).

                  1.1.11   INTENTIONALLY OMITTED.

                  1.1.12 "Control" shall have the meaning ascribed to it in paragraph 7.2.

                  1.1.13 "Control Group Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person.

                  1.1.14 "Disability" means, when used with reference to a specified person, such Person's substantial inability, by virtue of illness, or physical or mental incapacity or disability, to perform such Person's duties or responsibilities for a continuous period of at least 90 days within any period of 120 consecutive days. Disability shall be deemed to occur on the 91st day within such period of 120 consecutive days.

                  1.1.15 "FCC" means the United States Federal Communications Commission.

                  1.1.16 "Fair Market Value" means, with respect to any item, matter or thing (including, when the reference so requires, the Partnership or the Ownership Interests),

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         the fair market value of such item, matter or thing as determined as provided in paragraph 6.2 or paragraph 7.5.2 hereof, as applicable.

                  1.1.17 "Fiscal Year" means the period from and including January 1 of a calendar year to and including the earlier of (i) December 31 of such calendar year and (ii) the date on which the winding up of the Partnership is completed.

                  1.1.18 "General Partner" means James Communications Partners, a Michigan general partnership, and/or any other Person which becomes a successor or additional general partner of the Partnership as provided in this Agreement, in such Person's capacity as a general partner of the Partnership.

                  1.1.19 "Gross Revenues" shall have the meaning ascribed to it in paragraph 5.5.1 hereof.

                  1.1.20 "Incapacity" means, as to any Person, such Person's Bankruptcy, Insolvency, death, dissolution, termination (other than by merger or consolidation) or Disability; provided, however, that the Incapacity of the General Partner shall not include any change in the identity or composition of the partners, directors, shareholders or members of the General Partner, or any Person that is a partner, director, shareholder or member of a partner, shareholder, director or member of the General Partner, that results from the addition, withdrawal or Incapacity of any partner, director, shareholder or member of either the General Partner or any such Person.

                  1.1.21 "Insolvency" shall have the meaning ascribed to it under the Bankruptcy Code of 1978, as amended.

                  1.1.22 "Interest" means the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.

                  1.1.23   INTENTIONALLY OMITTED.

                  1.1.24 "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended, or any succeeding law.

                  1.1.25 "Limited Partner" means, as of the date hereof, the persons and entities identified and named as such on the attached Schedule A or the attached Schedule B, as applicable, and thereafter, any Person who is either a Class A Limited Partner or a Class B Limited Partner at the time of reference thereto, in such Person's capacity as such a limited partner of the Partnership and so indicated on the books of the Partnership.

                  1.1.26 "Liquidating Trustee" shall have the meaning ascribed to it in paragraph 9.2.1 hereof.

                  1.1.27 "Net Income" and "Net Loss" means an amount equal to the Partnership's taxable income or loss for each Fiscal Year, determined in accordance with

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

         Section 703(a) of the Internal Revenue Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Internal Revenue Code shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss shall be added to such Net Income or Net Loss;

                           (ii) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Internal Revenue Code or treated as such expenditures pursuant to Treasury Regulation
                  Section 1.704-1(b)(2)(iv)(i), shall be taken into account in computing Net Income or Net Loss (to the extent not otherwise taken into account);

                          (iii) Upon the distribution of property by the Partnership to a Partner, gain or loss attributable to the difference between the fair market value of the property and its Book Value shall be treated as recognized;

                           (iv) Any expenses borne by the General Partner pursuant to paragraph 5.6.1(b) shall not be taken into account in computing Net Income or Net Loss; and

                            (v) Depreciation or amortization shall be computed with respect to the Book Value of the Partnership's property.

                  1.1.28   INTENTIONALLY OMITTED.

                  1.1.29   INTENTIONALLY OMITTED.

                  1.1.30 "Ownership Interests" means assets comprising Cable Systems, if held directly by the Partnership, or indirect ownership interests in partnerships or other entities which are accorded flow-through tax consequences under the Internal Revenue Code and which entities hold assets comprising Cable Systems directly.

                  1.1.31 "Partners" means the General Partner and the Limited Partners unless otherwise indicated.

                  1.1.32 "Partnership" means the limited partnership governed hereby, as such limited partnership may from time to time be constituted.

                  1.1.33 "Partnership Act" means the Delaware Revised Uniform Limited Partnership Act, set forth as Chapter 17 of Title 6 of the Delaware Code, as amended from time to time.

                  1.1.34 "Partnership Advisory Board" means that committee of the Partnership selected, and performing the functions, as provided in this Agreement.

                  1.1.35   INTENTIONALLY OMITTED.

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                  1.1.36   "Percentage Interest" means (i) with respect to the
         General Partner, the percentage set forth opposite such Partner's name on the attached Schedule A, (ii) with respect to any Class A Limited Partner the percentage set forth opposite such Partner's name on the attached Schedule A, as adjusted pursuant to the terms of this Agreement and/or the Option, and (iii) with respect to any Class B Limited Partner, the percentage set forth opposite such Partner's name on the attached Schedule B.

                  1.1.37 "Person" means any individual, partnership, corporation, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity.

                  1.1.38   INTENTIONALLY OMITTED.

                  1.1.39   INTENTIONALLY OMITTED.

                  1.1.39A  INTENTIONALLY OMITTED.

                  1.1.39B  INTENTIONALLY OMITTED.

                  1.1.40 "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of paragraph 8.3.

                  1.1.41   INTENTIONALLY OMITTED.

                  1.1.42 "Applicable Percentage" means the portion of the Percentage Interest set forth opposite the name of each Class B Limited Partner determined in accordance with the provisions of the attached Schedule C.

                  1.1.43 "Book Value" means the amount of the adjusted tax basis of a Partnership asset or liability; provided, however, (i) that the Book Value of any property contributed to the Partnership by a Partner shall be initially equal to the fair market value of such property; and (ii) that the Book Value of the Partnership's properties and liabilities shall be adjusted to the fair market value of such property or liability on the date of any revaluation of partnership property upon the occurrence of a revaluation event specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f).

                  1.1.44 "Class A Limited Partner" means, as of the date hereof, the persons and entities identified and named as such on the attached Schedule A, and thereafter, any Person who is a Class A Limited Partner at the time of reference thereto, in such Person's capacity as a Class A Limited Partner of the Partnership and so indicated on the books of the Partnership.

                  1.1.45 "Class B Limited Partner" means, as of the date hereof, the persons and entities identified and named as such on the attached Schedule B, and thereafter, any Person who is a Class B Limited Partner at the time of reference thereto, in such Person's capacity as a Class B Limited Partner of the Partnership and so indicated on the books of the Partnership.

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                  1.1.46   "Determination Date" means 5:00 p.m. (Detroit,
         Michigan time) on September 30, 2000; provided, however, that if the Partnership and a third Person shall have executed and delivered a written instrument evidencing a serious, bona fide proposal for either
         (i) a sale, lease, exchange, transfer or other disposition (other than to the Partnership or any of its subsidiaries) in any single transaction or series of related transactions, of all or substantially all of the consolidated assets of the Partnership or (ii) a consolidation, merger or business combination transaction involving the Partnership or any subsidiary of the Partnership (for purposes of this paragraph 1.1.45, any transaction described in clause (i) or (ii) above is a "business combination transaction") then the Determination Date shall be 5:00 p.m. (Detroit, Michigan time) on that date that is one day after the later of (x) the date on which such business combination transaction is completed and (y) the date on which an instrument evidencing the cancellation of the certificate of limited partnership of the Partnership is filed pursuant to paragraph 9.2.3 hereof; provided, further, however, that if such business combination transaction is not completed by 5:00 p.m. (Detroit, Michigan time) on that date that is 13 months after the date of such written instrument, the Determination Date shall be 5:00 p.m. (Detroit, Michigan time) on September 30, 2000.

                  1.1.47   "Effective Date" means the date first above written.

                  1.1.48 "First Hurdle Amount" means (i) with respect to any distribution or allocation made pursuant to paragraph 4.2 or 4.3.3 hereof after the Effective Date and on or before the Determination Date, an amount equal to $1,500,000, and (ii) with respect to any distribution or allocation made pursuant to paragraph 4.2 or 4.3.3 hereof after the Determination Date, an amount equal to the First Hurdle Variable Amount.

                  1.1.49 "First Hurdle Variable Amount" means an amount equal to the product of (x) the Applicable Percentage and (y) the difference between Net Income or the net proceeds of the Capital Transaction, as applicable, and $62,200,000.

                  1.1.50   "Fixed Amount" means an amount equal to $1,500,000.

                  1.1.51 "Fourth Hurdle Amount" means (i) with respect to any distribution or allocation made pursuant to paragraph 4.2 or 4.3.3 hereof after the Effective Date and on or before the Determination Date, an amount equal to $0, and (ii) with respect to any distribution or allocation made pursuant to paragraph 4.2 or 4.3.3 hereof after the Determination Date, an amount equal to the Fourth Hurdle Variable Amount.

                  1.1.52 "Fourth Hurdle Variable Amount" means an amount equal to the product of (x) the Applicable Percentage and (y) the difference between Net Income or the net proceeds of the Capital Transaction, as applicable, and an amount equal to $62,200,000 plus a compounded return of 14% per annum on $62,200,000 since the Effective Date.

                  1.1.53 "Issuance Items" shall have the meaning ascribed to it in paragraph 4.10 hereof.

                  1.1.54   INTENTIONALLY OMITTED.

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                  1.1.55   "Option" means the option granted to James
         Communications Partners by the Partnership pursuant to the Option Agreement of even date herewith between James Communication Partners and the Partnership.

                  1.1.56   INTENTIONALLY OMITTED.

                  1.1.57 "Second Hurdle Amount" means (i) with respect to any distribution or allocation made pursuant to paragraph 4.2 or 4.3.3 hereof after the Effective Date and on or before the Determination Date, an amount equal to $0, and (ii) with respect to any distribution or allocation made after the Determination Date, an amount equal to the Second Hurdle Variable Amount.

                  1.1.58 "Second Hurdle Variable Amount" means an amount equal to the product of (x) the Applicable Percentage and (y) the difference between Net Income or the net proceeds of the Capital Transaction, as applicable, and an amount equal to $62,200,000 plus a compounded return of 10% per annum on $62,200,000 since the Effective Date.

                  1.1.59 "Third Hurdle Amount" means (i) with respect to any distribution or allocation made pursuant to paragraph 4.2 or 4.3.3. hereof after the Effective Date and on or before the Determination Date, an amount equal to $0, and (ii) with respect to any distribution or allocation made pursuant to paragraph 4.2 or 4.3.3 hereof after the Determination Date, an amount equal to the Third Hurdle Variable Amount.

                  1.1.60 "Third Hurdle Variable Amount" means an amount equal to the product of (x) the Applicable Percentage and (y) the difference between Net Income or the net proceeds of the Capital Transaction, as applicable, and an amount equal to $62,200,000 plus a compounded return of 12% per annum on $62,200,000 since the Effective Date.


                                   ARTICLE TWO

                                  Organization

         2.1 Formation. The parties hereby agree to amend and restate all of the terms of the Partnership pursuant to the provisions of the Partnership Act as provided in this Agreement. The rights and liabilities of the Partners shall be as provided in said Partnership Act, except as herein otherwise expressly provided.

         2.2 Name. The name of the Partnership shall be James Cable Partners, L.P. However, the business of the Partnership may be conducted, upon compliance with all applicable laws, under any other name or names (other than the name of a Limited Partner) designated in writing by the General Partner to the Limited Partners, provided such name contains such words as may be required by applicable state law.

         2.3 Place of Business and Office; Registered Agent. The Partnership shall maintain a registered office at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Partnership shall maintain its

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

principal office at 710 North Woodward Avenue, Suite 180, Bloomfield Hills, Michigan 48304. The General Partner may at any time change the location of the Partnership's offices and may establish additional offices. Notice of any such change shall be given to the Limited Partners on or before the date of any such change. The name and address of the Partnership's registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         2.4 Purpose. The principal investment objective of the Partnership is to realize capital appreciation through the ownership, control and operation of assets comprising Cable Systems. Such ownership, control and operation may be direct, through the direct acquisition and holding of such assets, or indirect through the acquisition and holding of ownership interests in partnerships or other entities which are accorded flow-through tax treatment under the Internal Revenue Code and which entities hold such assets directly. In furtherance of the foregoing objective, the Partnership may acquire, own, operate, expand, finance, and ultimately sell and dispose of such operating Cable Systems and to do such other activities as are incidental or necessary in connection with the foregoing. The Partnership will not build new franchises (except in limited circumstances where the new franchise is reasonably approximate to an already-owned Cable System).

         2.5 Term. The Partnership was organized pursuant to the Original Agreement on January 12, 1988. The General Partner and the Limited Partners hereby agree to continue the Partnership as a limited partnership pursuant to the Agreement. The Partnership shall continue in full force and effect until December 31, 2005, or until dissolution prior thereto pursuant to the provisions hereof.

         2.6 Qualification in Other Jurisdictions. The General Partner shall cause the Partnership to be qualified or registered under assumed or fictitious name or names or foreign limited partnership statutes or similar laws in any jurisdiction in which the Partnership owns property or transacts business if such qualification or registration is necessary in order to protect the limited liability of the Limited Partners or to permit the Partnership lawfully to own property or transact business, and shall cause the Partnership not to transact business in any such jurisdiction until it is so qualified or registered. The General Partner shall execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Partnership to conduct business as a limited partnership in all jurisdictions where the Partnership elects to do business and to maintain the limited liability of the Limited Partners.

         2.7 Transfer of Capital Accounts. Upon the completion of the transactions contemplated by the Limited Partnership Interest Purchase Agreement dated as of December 29, 1999 by and among SCP James Acquisition LLC, a Delaware limited liability company, the Partnership, and the Sellers listed on Schedule 1 thereto, SCP James Acquisition LLC shall succeed to the Capital Accounts of the Sellers.

                                  ARTICLE THREE

                              Partners and Capital

         3.1      General Partner.

                  3.1.1    The General Partner shall be as defined in paragraph
         1.1.18 hereof.

                  3.1.2 The General Partner shall not be required to lend any funds to the Partnership or to make any capital contribution or infusion to the Partnership; provided, however, that if the General Partner lends funds to the Partnership, the terms of such lending must be as favorable to the Partnership as the terms that could have been obtained at the time of such lending from a Person that was not the General Partner or an Affiliate of the General Partner.

         3.2      Limited Partners.

                  3.2.1 As of the date hereof, the Limited Partners of the Partnership are as set forth in Schedule A and Schedule B attached hereto. After the date hereof, the Limited Partners of the Partnership shall be as set forth in Schedule A and Schedule B hereto, as the same may be amended from time to time.

                  3.2.2 Notwithstanding any provision herein to the contrary, no Limited Partner shall be required to lend any funds to the Partnership or to make any capital contribution or infusion to the Partnership.

                  3.2.3 The Limited Partners and any such Limited Partners' directors, officers or any partners thereof, except the General Partner as a Limited Partner, (i) shall not, except as permitted under paragraph 13.1.1 hereof, engage in communication with the General Partner or any licensee of Cable Systems owned by the Partnership on matters pertaining to the day to day management of Cable Systems owned by the Partnership or participate in, or take part in the management or operation of, or perform any services for the Partnership business;
         (ii) shall not act as employee, agent or independent contractor of the Partnership in matters relating to the Cable Systems owned by the Partnership; provided, however, that a Limited Partner may act as a surety or lender to the Partnership, conduct routine insurance or banking transactions with the Partnership, and maintain cash collateral accounts on behalf of the Partnership; and (iii) shall have no right or authority to act for or bind the Partnership; provided, however, that this clause shall not limit the right of the Limited Partners under paragraph 3.2.6 hereof, acting with the requisite Consent of the Limited Partners, or any class of limited partners, as applicable, to effect, without the Consent of the General Partner, either a sale, lease, exchange, transfer or other disposition in any single transaction or series of related transactions, of all or substantially all of the consolidated assets of the Partnership or a consolidation, merger or business combination transaction involving the Partnership.

                  3.2.4 Each Limited Partner shall use its best efforts not to cause the Partnership to violate the provisions of 47 U.S.C. 533
         (1987) and 47 C.F.R. ss.ss. 63.54-63.58 of the FCC regulations or any successor provisions thereof, provided, however, that nothing in this paragraph 3.2.4 shall be construed as prohibiting any Limited Partner from investing in any entity not subject to such provisions, including, without limitation, companies that provide common carrier services which are exclusively interexchange.

                  3.2.5 Unless named in this Agreement, or unless admitted to the Partnership as a General Partner or a Limited Partner, as provided in this Agreement, no Person shall be considered a Partner. The Partnership and the General Partner need deal only with Persons so named or admitted as Partners. They shall not be required to deal with any other Person merely because of an assignment or transfer of an Interest in the Partnership to such Person or by reason of the Incapacity of a Partner; provided, however, that any distribution by the Partnership to the Person shown on the Partnership records as a Partner or to its legal representatives, or to the assignee of the right to receive Partnership distributions as provided herein, shall acquit the Partnership and the General Partner of all liability to any other Person who may be interested in such distribution by reason of any other assignment by the Partner or by reason of his Incapacity, or for any other reason.

                  3.2.6 The Class A Limited Partners shall have the right, acting with the Consent of at least 51% in Percentage Interests of the Class A Limited Partners, to effect, without the Consent of the General Partner, either (i) a sale, lease, exchange, transfer or other disposition in any single transaction or series of related transactions, of all or substantially all of the consolidated assets of the Partnership or (ii) a consolidation, merger or business combination transaction involving the Partnership; provided, however, that no such transaction described in clause (i) or clause (ii) hereof shall be effected unless the General Partner shall have been given at least 30 days' prior written notice of such transaction.

         3.3      Partnership Capital.

                  3.3.1 If the General Partner shall determine in good faith that it would be in the interests of the Partnership to obtain additional infusions of capital from the Partners, the General Partner shall deliver to each Partner a written request for capital infusions describing the circumstances that have given rise to such request and the terms and conditions of the proposed additional capital infusions, and offering to all Partners the opportunity to make a commitment to make or to make additional capital infusions on a pro rata basis (determined based on their Percentage Interests at the time of such request) by a date no earlier than 30 days after the date of such request. In the event any Partner shall fail to respond by the date stated in such request or shall decline to make such requested commitment or capital infusion, the General Partner shall promptly provide an additional written request to the non-declining Partners of the amount of the resulting shortfall and shall offer to all non-declining Partners the opportunity to increase the amounts of their commitments or capital infusions on a pro rata basis and, in the event any non-declining Partner shall fail to respond by the date stated in such request or shall decline such additional request, the General Partner shall continue to provide such further additional written requests to the remaining non-declining Partners until a sufficient number of Partners shall have agreed to make commitments or capital infusions that the General Partner determines that such commitments or capital infusions should satisfy the interests of the Partnership. Notwithstanding the foregoing, no non-recourse creditor of the Partnership will be permitted to make or increase its capital infusions to the extent that such capital infusion would cause such creditor's direct, indirect or attributed interest for purposes of Section 752 of the Internal Revenue Code and the Treasury Regulations thereunder, in any item of partnership income or loss to equal or exceed 10%.

                  3.3.2 No Partner shall have any right to demand the return, reduction or change of its Capital Account, except upon dissolution of the Partnership pursuant to Article Nine hereof and then only to the extent permitted by Article Nine hereof.

                  3.3.3 Without the Consent of all Partners, no Partner shall have the right to demand and receive property other than cash.

                  3.3.4    INTENTIONALLY OMITTED.

         3.4      Liability of Partners.

                  3.4.1 Except as provided in Sections 17-303 and 17-607 of the Partnership Act, a Limited Partner shall not be required to lend any funds to the Partnership or to make any further capital contributions or infusions to the Partnership or to repay to the Partnership, any Partner or any creditor of the Partnership, all or any fraction of any negative amount of such Limited Partner's Capital Account or any amount returned to the Partners as a partial return of their capital contributions or infusions. Except as provided in Sections 17-303 and 17-607 of the Partnership Act, no Limited Partner shall have any personal liability whatsoever in its capacity as a Limited Partner, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts, liabilities, contracts or any other obligations of the Partnership or for any losses of the Partnership.

                  3.4.2 Except as provided in Sections 17-303 and 17-607 of the Partnership Act, no distribution to any Limited Partner of Cash Available for Distribution pursuant to paragraph 4.3 shall be deemed a return or withdrawal of capital, and no Limited Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership.

                  3.4.3 Except as provided in paragraph 5.6.2, neither the General Partner nor any of its Affiliates shall have any personal liability to any Limited Partner.

                  3.4.4 No Limited Partner shall be liable for any deficit in its Capital Account, whether upon liquidation or otherwise. If, however, the General Partner has a deficit balance in its Capital Account following the liquidation of its interest in the Partnership (as defined in Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), after taking into account all Capital Account adjustments for the Fiscal Year during which such liquidation occurs, the General Partner is unconditionally obligated to restore the amount of such deficit balance to the Partnership by the end of such Fiscal Year or, if later, within 90 days after the date of such liquidation in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2). Any amount so repaid shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances as provided in paragraph 9.2 hereof.


                                  ARTICLE FOUR

                           Allocation of Net Loss and
                            Net Income; Distributions

         4.1      Allocation of Net Loss.

                  4.1.1 For purposes of and prior to making allocations of Net Loss, Capital Accounts shall be determined as of the end of the Fiscal Year, after taking into account all adjustments and allocations pursuant to paragraphs 3.3, 4.1.3 and 4.9 hereof and all distributions during the Fiscal Year.

                  4.1.2    Subject to the next sentence and to paragraphs 4.1.3,
         4.9 and 4.10 hereof, Net Loss shall be allocated only to the General Partner and the Class A Limited Partners and shall be allocated among such Partners pro rata in accordance with their respective Percentage Interests. Net Loss shall be allocated so as to comply with the "alternate test for economic effect" in Treasury Regulation Section 1.704-1(d) and in accordance with the requirements of the Internal Revenue Code regarding "qualified income offsets."

                  4.1.3    (a)   Depreciation and amortization deductions with
         respect to Partnership assets that secure indebtedness of the Partnership, where any Partner (or an affiliate of such Partner) (the "Lending Partner") is the lender or guarantor of the indebtedness ("Partner Indebtedness") shall be specially allocated to the Lending Partner to the extent required by Treasury Regulation Sections 1.704-2(i).

                  (b) If a Lending Partner is specially allocated depreciation or amortization deductions corresponding to Partner Indebtedness pursuant to paragraph 4.1.3(a), items of income and gain shall be specially allocated to the Lending Partner in an amount equal to the decrease in the excess, if any, of the principal amount of such Partner Indebtedness over the aggregate adjusted tax basis of the Partnership assets securing such Partner Indebtedness, in the Fiscal Year (and, if necessary, subsequent Fiscal Years) in which such excess decreases or in which the assets are disposed of; provided, however, that the aggregate income and gain allocated to a Partner pursuant to this paragraph 4.1.3(b) shall not exceed the aggregate of the depreciation and amortization deductions allocated to the Partner pursuant to paragraph 4.1.3(a).

         4.2      Allocation of Net Income.

                  4.2.1 For purposes of and prior to making allocations of Net Income, Capital Accounts shall be determined as of the end of the Fiscal Year, after taking into account adjustments and allocations pursuant to paragraphs 3.3, 4.1.3 and 4.9 hereof, and all distributions during the Fiscal Year.

                  4.2.2 Subject to paragraphs 4.1.3, 4.9 and 4.10 hereof, Net Income from and after the date first above written shall be allocated among the Partners in the following order of priority:

                  (a) First, until no Partner shall have a negative Capital Account balance, to all Partners with negative Capital Account balances, ratably based on their Capital Account balances.

                  (b) Second, to the General Partner and the Class A Limited Partners, in accordance with their respective Percentage Interests, until there shall have been allocated to the General Partner and the Class A Limited Partners an aggregate of $62,200,000.

                  (c) Third, to the Class B Limited Partners, in accordance with their respective Percentage Interests, until there shall have been allocated to the Class B Limited Partners an aggregate amount equal to the First Hurdle Amount.

                  (d) Fourth, provided that the portion of Net Income comprised of the net proceeds of Capital Transactions is equal to or greater than an amount equal to $62,200,000 plus a compounded return of 10% per annum on $62,200,000 since the date first above written, to the Class B Limited Partners, in accordance with their respective Percentage Interests, until there shall have been allocated to the Class B Limited Partners an aggregate amount equal to the Second Hurdle Amount.

                  (e) Fifth, provided that the portion of Net Income comprised of the net proceeds of Capital Transactions is equal to or greater than an amount equal to $62,200,000 plus a compounded return of 12% per annum on $62,200,000 since the date first above written, to the Class B Limited Partners, in accordance with their respective Percentage Interests, until there shall have been allocated to the Class B Limited Partners an aggregate amount equal to the Third Hurdle Amount.

                  (f) Sixth, provided that the portion of Net Income comprised of the net proceeds of Capital Transactions is equal to or greater than an amount equal to $62,200,000 plus a compounded return of 14% per annum on $62,200,000 since the date first above written, to the Class B Limited Partners, in accordance with their respective Percentage Interests, until there shall have been allocated to the Class B Limited Partners an aggregate amount equal to the Fourth Hurdle Amount.

                  (g) Seventh, to the General Partner and the Class A Limited Partners, in accordance with their respective Percentage Interests, until all of the remaining Net Income shall have been allocated.

         4.3      Distributions.

                  4.3.1 Except as provided in paragraph 9.2.2 hereof, all distributions of Cash Available for Distribution shall be made only to the General Partner and the Class A

         Limited Partners and shall be made to such Partners pro rata in accordance with their respective Percentage Interests.

                  4.3.2 Cash Available for Distribution for each Fiscal Year quarter shall be distributed to the Partners promptly within 45 days after the end of such Fiscal Year quarter. The net proceeds of any Capital Transaction (including any securities permitted by paragraph 5.1.1(b) hereof to be received in the Capital Transaction), after any payments of principal, interest and other charges on indebtedness, shall be distributed to the Partners promptly after receipt of such proceeds.

                  4.3.3 Except as provided in paragraph 9.2.2 hereof, all distributions of the net proceeds of any Capital Transaction shall be made as follows:

                  (a) First, to the General Partner and the Class A Limited Partners, in accordance with their respective Percentage Interests, until there shall have been distributed to the General Partner and the Class A Limited Partners since the Effective Date an aggregate of $62,200,000.

                  (b) Second, to the Class B Limited Partners until there shall have been distributed to the Class B Limited Partners since the Effective Date an aggregate amount equal to the First Hurdle Amount.

                  (c) Third, provided that the net proceeds of all Capital Transactions for all Fiscal Years since the Effective Date are equal to or greater than an amount equal to $62,200,000 plus a compounded return of 10% per annum on $62,200,000 since the date first above written, to the Class B Limited Partners until there shall have been distributed to the Class B Limited Partners an aggregate amount equal to the Second Hurdle Amount.

                  (d) Fourth, provided that the net proceeds of all Capital Transactions for all Fiscal Years since the Effective Date are equal to or greater than an amount equal to $62,200,000 plus a compounded return of 12% per annum on $62,200,000 since the date first above written, to the Class B Limited Partners until there shall have been distributed to the Class B Limited Partners an aggregate amount equal to the Third Hurdle Amount.

                  (e) Fifth, provided that the net proceeds of all Capital Transactions for all Fiscal Years since the Effective Date are equal to or greater than an amount equal to $62,200,000 plus a compounded return of 14% per annum on $62,200,000 since the date first above written, to the Class B Limited Partners until there shall have been distributed to the Class B Limited Partners an aggregate amount equal to the Fourth Hurdle Amount.

                  (f) Sixth, to the General Partner and the Class A Limited Partners, in accordance with their respective Percentage Interests, until all of the remaining net proceeds of such Capital Transaction shall have been distributed.

                  4.3.4 Notwithstanding the provisions contained in paragraphs 4.3.2, 4.3.3 and 4.4 hereof, as long as any indebtedness or other obligation remains outstanding under either the Credit Agreement dated as of August 15, 1997 among the Partnership, the lenders listed therein, NBD Bank, as Documentation Agent, and Canadian Imperial Bank of Commerce, as Administration Agent, as amended, or the Indenture dated as of August 15, 1997 among the Partnership and James Cable Finance Corp., as issuers, and United States Trust Company of New York, as trustee, distributions from Cash Available for Distribution, net proceeds from Capital Transactions, and distributions in kind, shall be made only if and to the extent allowable under the terms of such credit agreement, or such indenture, or any documents related thereto.

         4.4 Distributions in Kind. Distributions shall not be made in kind unless the property to be distributed consists of publicly saleable commercial paper and other cash equivalents or publicly traded securities that are unrestricted in the hands of the Partnership and the Limited Partners. Such property shall be distributed in accordance with paragraph 4.3 hereof as if such property were sold for its Fair Market Value and an amount of cash equal to the Fair Market Value thereof were distributed for such Fiscal Year. If any such distribution is made at a time when the Fair Market Value of such property has not been finally determined as provided in paragraph 6.2 hereof or the results of the Partnership's Fiscal Year with respect to which such distribution is made have not been definitively calculated, then the General Partner shall withhold from such distribution such portion of such property as is necessary as a reasonable reserve in respect of such distribution pending the final determination of the allocation of such distribution. If a distribution is made both in cash and in kind, such distribution shall be made so that, to the fullest extent practicable, the percentage of the cash and other property distributed to each Partner is identical.

         4.5 Distribution of Property. For purposes of this Agreement, if property other than cash is distributed to any Partner under paragraph 4.4, such Partner shall be treated as receiving an amount of cash equal to the Fair Market Value of the property; and the excess, if any, of the Fair Market Value of the property over its adjusted tax basis to the Partnership, or the excess, if any, of the adjusted tax basis of the property to the Partnership over its Fair Market Value, shall be included in computing Net Income or Net Loss, or Other Income or Other Loss as appropriate, for all purposes of this Agreement.

         4.6      Break Fees.  INTENTIONALLY OMITTED.

         4.7 Withholding. The Partnership shall withhold all amounts required to be withheld by law. Any amounts withheld shall be treated as distributed to such Partner for all purposes of this Agreement; provided, however, that if the amount required to be withheld exceeds the amount otherwise currently distributable to a Partner, such excess shall be treated as a loan by the Partnership to such Partner, such loan to be repaid out of future distributions to such Partners, with interest at the "Federal long-term rate" (as defined in Section 1274 of the Internal Revenue Code).

         4.8 Allocations and Distributions Among Limited Partners. Allocations or distributions to the Class A Limited Partners shall be allocated or distributed among the Class A Limited Partners in proportion to their respective Percentage Interests. Allocations or distributions to the Class B Limited Partners shall be allocated or distributed among the Class B Limited Partners in proportion to their respective Percentage Interests.

         4.9 Minimum Gain Chargeback and Qualified Income Offset. Notwithstanding any other provision of this Article Four:

                  (a) if there is a net decrease in "partnership minimum gain" (within the meaning of Treasury Regulation Section 1.704-1(b)(4)(iv)(c)) during a Fiscal Year, all Limited Partners with deficit balances in their Capital Accounts at the end of such Fiscal Year (excluding items described in Treasury Regulation Section 1.704-1(b)(4)(iv)(e)) shall be allocated, before any other allocations of Partnership items for such Fiscal Year, items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years), in the amount and in the proportions necessary to eliminate such deficits (as defined in and to the extent required by Treasury Regulation Section 1.704-1(b)(4)(iv)(e) as quickly as possible; the foregoing is intended to be a "minimum gain chargeback" provision as described in Treasury Regulation Section 1.704-1(b)(4)(iv)(e), and shall be interpreted and applied in all respects in accordance with that section; and

                  (b) if during any taxable year of the Partnership any Limited Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), there shall be allocated to such Limited Partner items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for such year) in an amount and manner sufficient to eliminate such Limited Partner's deficit Capital Account balance (as defined in and to the extent required by Treasury Regulation Section 1.704-1(b)(4)(iv)(e)) as quickly as possible; the foregoing is intended to be a "qualified income offset" provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with that Section.

         4.10 Special Allocations. Notwithstanding the allocation provisions of paragraphs 4.1 and 4.2 hereof: (i) in the event of any adjustment of any Partner's Capital Account pursuant to paragraph 3.3 hereof and Reg. ss. 1.704-1(b)(2)(iv) based upon a revaluation of any asset, subsequent allocations of taxable income, gain, loss and deduction with respect to such asset shall take account of any difference, on the date of adjustment, between the adjusted basis of such asset for federal income tax purposes and its fair market value in accordance with Section 704(c) of the Internal Revenue Code and the regulations thereunder; and (ii) any loss, or deduction realized as a direct or indirect result of the issuance of an interest in the Partnership by the Partnership to a Partner (the "Issuance Items") shall be specially allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

         4.11 Special Allocations in Subsequent Fiscal Years. Notwithstanding the allocation provisions of Section 4.1 and 4.2 hereof, in the event of a sale of all or substantially all of the assets of the Partnership or other similar liquidating transaction, Partnership income, gain, loss and deduction shall be allocated so as to cause each Partner's Capital Account balance to equal, as nearly as possible, the amount distributable to such Partner pursuant to paragraph 4.3.3.

                                  ARTICLE FIVE

                    Rights and Duties of the General Partner

         5.1      Management.

                  5.1.1 Except as otherwise expressly provided herein or by law, the General Partner is hereby vested with the full, exclusive and complete right, power and discretion to operate, manage and control the affairs of the Partnership and to make all decisions affecting Partnership affairs, as deemed proper, convenient or advisable by the General Partner to carry on the business of the Partnership as described in paragraph 2.4 hereof, and the General Partner shall have all of the rights, powers and obligations of a general partner of a limited partnership under the Partnership Act and otherwise as provided by law. Without limiting the generality of the foregoing, all of the Partners hereby specifically agree and Consent that the General Partner may, on behalf of the Partnership, at any time, and without further notice to or Consent from any Limited Partner, do or cause the Partnership, and the Cable Systems, if operated as separate entities, to do the following:

                  (a) make investments consistent with the purposes of the Partnership, FCC rules and regulations and other applicable laws;

                  (b) sell all or any part of an Ownership Interest, for cash, publicly saleable commercial paper and other cash equivalents or publicly traded securities that are unrestricted in the hands of the Limited Partners; provided, however, that all or substantially all of the Ownership Interests (other than Ownership Interests in the last remaining Cable System) may not be sold in any one transaction or several related transactions except with the prior written Consent of at least 51% in Partnership Interests of the Class A Limited Partners;

                  (c)(i) incur or assume indebtedness (including, without limitation, guarantees), whether on a recourse or a non-recourse basis,
         (w) to finance the acquisition or disposition of Ownership Interests,
         (x) to finance capital expenditures, (y) to finance working capital, and (z) to refinance any of the foregoing or any indebtedness now or hereafter outstanding;

                    (ii)   in connection with (x) financings pursuant to clause
         (i) above, issue notes, debentures, other debt securities, mortgages, pledges, and other security interests on Ownership Interests or underlying Cable System assets and income therefrom to secure and provide for the repayment of such indebtedness, and (y) transactions pursuant to clause (i) above and this clause (ii), pay any legal fees and expenses (including legal fees and expenses of lenders), the cost of any credit report or appraisals, recording or filing fees, commitment, stand-by or similar fees paid to lenders and other usual and necessary expenses in connection with secured borrowings;

                   (iii) acquire financial instruments, including interest rate futures contracts and options thereupon, and arrange other contracts such as interest rate swaps, so as to protect the Partnership against increases in interest rates with respect to floating rate loans;

         provided, however, that the sum of indebtedness owed by the Partnership, including debt refinanced, pursuant to clauses (w), (x),
         (y) and (z) of paragraph 5.1.1(c)(i) hereof, shall not exceed $120,000,000.

                  (d) perform, or arrange for the performance of, the management and administrative services necessary for the operations of the Partnership but shall not receive and its Affiliates shall not receive any salary or other compensation therefor except pursuant to paragraph 5.5 hereof or with Partnership Advisory Board approval, pursuant to paragraph 6.2 hereof (and distributions pursuant to paragraphs 4.3, 4.4 and 9.2.2 hereof);

                  (e) directly or through its Control Group Affiliates manage the Ownership Interests, including, but not limited to, administer investments actually made by the Partnership and the ultimate realization of those investments and provide, or arrange for the provision of, managerial assistance to the Cable Systems owned directly or indirectly thereby, but shall not receive, and its Affiliates shall not receive, any salary or other compensation therefor except pursuant to paragraph 5.5 hereof (and distributions pursuant to paragraphs 4.3, 4.4 and 9.2.2 hereof);

                  (f) incur all expenditures permitted by this Agreement; and, to the extent that funds of the Partnership are available, pay all expenses, debts and obligations of the Partnership, and, in connection therewith, establish a working capital reserve;

                  (g) employ and dismiss from employment any and all consultants, custodians of the assets of the Partnership or other agents;

                  (h) enter into, execute, amend, supplement, acknowledge and deliver any and all contracts, agreements (other than amendments or supplements to this Agreement except as permitted in Article Ten hereof) or other instruments as the General Partner shall determine to be appropriate in furtherance of the purposes of the Partnership;

                  (i) make temporary investments in (i) United States government and agency obligations, (ii) commercial paper rated not lower than P-1, (iii) interest-bearing deposits maturing within 1 year in member banks of the Federal Reserve System with an unrestricted surplus of at least $250,000,000, and (iv) money market mutual funds with assets of not less than $750,000,000, substantially all of which assets consist of items described in one or more of the foregoing clauses (i), (ii) and (iii);

                  (j) admit an assignee of all or any fraction of a Limited Partner's Interest to be a Substituted Limited Partner in the Partnership pursuant to and subject to the terms of paragraph 8.3 hereof;

                  (k) make any reasonable election under federal, state and local tax laws;

                  (l) act as the "tax matters partner" of the Partnership, as such term is defined in Section 6231(a)(7) of the Internal Revenue Code, and exercise any authority permitted the tax matters partner under the Internal Revenue Code; and

                  (m) increase or decrease the Capital Accounts of the Partners pursuant to this Agreement.

         5.1.2. Third parties dealing with the Partnership may rely conclusively upon any certificate of the General Partner to the effect that it is acting on behalf of the Partnership. The signature of the General Partner shall be sufficient to bind the Partnership in every manner to any agreement or on any document, including, but not limited to, documents drawn or agreements made in connection with the acquisition or disposition of any Ownership Interests or other properties in furtherance of the purposes of the Partnership.

         5.2 Restrictions on the Authority of the General Partner. Without the Consent of at least 51% in Percentage Interests of the Class A Limited Partners, (i) the General Partner shall not have the authority to admit a Person as a Partner except as provided in this Agreement or the Option, and (ii) the General Partner shall not, and shall not cause any Cable Systems owned by the Partnership to, engage in any transactions with itself or any of its Affiliates, on behalf of the Partnership or involving assets or property of the Partnership including without limitation, such Cable Systems, except as expressly authorized in this Agreement or the Option or approved in advance by the Partnership Advisory Board. Without the Consent of at least 51% in Percentage Interests of the Class A Limited Partners, the General Partner shall not have the authority to dismiss from employment or replace the accountants of the Partnership.

         5.3      Duties and Obligations of the General Partner.

                  5.3.1    INTENTIONALLY OMITTED.

                  5.3.2 The General Partner shall take all action which may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners and to enable the Partnership to conduct the business in which it is engaged.

                  5.3.3 The General Partner shall at all times conduct its affairs and those of the Partnership and shall cause the affairs of all of its Control Group Affiliates to be conducted in such a manner that neither any Limited Partner nor any Affiliate of any Limited Partner will have any personal liability with respect to any Partnership liability or obligation.

                  5.3.4 The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership (it being understood that the expenses of preparation and filing of such tax returns, and the amounts of such taxes, are expenses of the Partnership and not of the General Partner); provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Partnership.

                  5.3.5 The General Partner shall, from time to time, submit to any appropriate state securities administrator, or to the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933, as amended, all documents, papers, statistics, forms and reports required to be filed therewith or submitted thereto, provided, that the Limited Partners shall cooperate and provide to the General Partner such information as may reasonably be necessary to permit the General Partner to make complete filings or submissions of such nature.

                  5.3.6 The General Partner will take such actions as are reasonable and necessary under the circumstances to preserve and maintain the Ownership Interests, including, without limitation, insuring the Ownership Interests in a manner and to the extent commercially reasonable and maintaining a $5,000,000 key man life insurance policy on William R. James payable to the Partnership.

                  5.3.7 As "tax matters partner," the General Partner: (i) shall consult with and consider the views of the Partnership Advisory Board prior to taking any material action in its capacity as the tax matters partner; (ii) shall not settle any audit or judicial proceeding without the Consent of the Partnership Advisory Board; (iii) shall promptly furnish the Partnership Advisory Board with all copies of material documents and notices received in connection with an administrative or judicial proceeding relating to income tax matters of the Partnership; and (iv) shall notify promptly the Partnership Advisory Board: (A) if the General Partner causes an amended return to be filed on behalf of the Partnership with respect to any Fiscal Year of the Partnership; (B) if the General Partner extends the statute of limitations on assessments with respect to any taxable year of the Partnership; (C) if any tax return of the Partnership is audited or if any adjustments to any such return are proposed in writing; and (D) if the General Partner enters into a settlement agreement relating to any items of Partnership income, gain, loss, deduction or credit for any taxable year of the Partnership.

         5.4 Other Business of the General Partner. The General Partner and its Control Group Affiliates, including, without limitation, William R. James, shall devote to the business and affairs of the Partnership a substantial portion of their time so as to conduct such business and affairs in accordance with the purposes stated in paragraph 2.4 hereof and its duties pursuant to paragraph 5.3 hereof and shall not and its Affiliates shall not engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, that are competitive with the Partnership; except that:

                           (i) the General Partner or any of its Affiliates may act as general partner of other funds with similar investment objectives to the fund established pursuant to this Agreement, provided, however, that no such other fund may acquire Cable Systems in the geographic area served by the Partnership's Cable Systems; and

                           (ii)  the General Partner, singly or as a group under
                  Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any of its Affiliates, singly or as a group under Section 13(d)(3) of the 1934 Act, may own up to 5% of the outstanding stock of any company whose stock is regularly traded.

         Notwithstanding the foregoing, the General Partner will promptly furnish the Partnership Advisory Board with information on a confidential basis as to any investment in Cable Systems made by it or any of its Control Group Affiliates, for its or such Control Group Affiliate's own account or for others based upon its or such Control Group Affiliate's recommendations. If the General Partner or a Control Group Affiliate of the General Partner commences another such fund or funds having the same purposes during the term of the Partnership or one year after the termination of the Partnership, the General Partner agrees to, or agrees to cause such Control Group Affiliate to, offer to such Persons who are Class A Limited Partners the opportunity to invest in or purchase, outside the Partnership the equivalent of Interests in such other fund or funds, in the first instance, pro rata, such pro rata amount to be offered to each such Class A Limited Partner determined by multiplying the aggregate amount of equivalents of interests in such fund or funds by a fraction of which (a) the numerator shall be such Class A Limited Partner's Percentage Interest and (b) the denominator shall be the aggregate of all Class A Limited Partners' Percentage Interests. The terms and conditions of such offer may be determined by the General Partner or its Control Group Affiliate and may differ from the terms and conditions of this Agreement and any such fund will be wholly separate and distinct from the Partnership. Such offer shall be accepted by each such Person who is a Class A Limited Partner in whole or not at all within 30 days of receipt of notice of such offer by such Person. If acceptance by such Person is not received by the offeror within such 30 days at the address specified for response in such notice, the offeror may deem such offer to be rejected by such Person.

         5.5      Management Compensation.

                  5.5.1 The General Partner shall be permitted to take from the aggregate gross operating revenues generated by the Cable Systems owned directly or indirectly by the Partnership during the period that such Cable Systems are owned by the Partnership as are proportionate to the Partnership's share of economic benefits and losses thereof ("Gross Revenues") a management fee equal to 4% of Gross Revenues for such Fiscal Year, payable monthly, in arrears, on the basis of the previous month's Gross Revenues. For purposes of this subparagraph 5.5.1, "Gross Revenues" shall not include interest or other returns on temporary investments made pursuant to subparagraph 5.1.1(i) hereof or proceeds of any Capital Transaction. In the event that an overpayment or underpayment shall occur as a result of aggregated monthly payments which exceed or fall short of, as the case may be, 4% of Gross Revenues for a Fiscal Year, such overpayment or underpayment shall be deducted or added to, as applicable, from the next succeeding monthly payments (and each succeeding month thereafter if not used up by the prior month's payment).

                  5.5.2 Upon removal, the General Partner shall be entitled to retain that portion of the compensation paid to it pursuant to paragraph 5.5.1, determined on the basis of the entire Fiscal Year during which the General Partner was removed, prorated through the time of such removal, but shall not be entitled to any management compensation with respect to any periods subsequent to the effective date of such removal.

         5.6      Expenses Reimbursement and Indemnification.

                  5.6.1    (a)   The Partnership shall bear or pay (or reimburse
         the General Partner for its payment of) the following expenses relating to its operations: (i) ordinary and normal operating expenses of Cable Systems owned by the Partnership as are proportionate to the Partnership's share of economic benefits and losses thereof, including debt service payments on debt outstanding on or after the date hereof or incurred or assumed pursuant to paragraph 5.1.1(c)(i) hereof (provided, however, that such expenses shall be paid solely out of operating reserves and revenues of Cable Systems owned by the Partnership), (ii) legal and accounting fees of the Partnership, (iii) fees and expenses of the Partnership Advisory Board, (iv) taxes, if any, imposed on the Partnership in respect of its operations or income,
         (v) all legal and accounting fees and expenses, and all fees and expenses of brokers and finders, that are incurred in connection with dispositions of Ownership Interests, (vi) commitment and other fees and expenses (including counsel fees) paid to, or on behalf of, banks, investment banks, insurance companies or other lenders or investors in connection with arranging for the financing or refinancing of debt now or hereafter outstanding or incurred or assumed pursuant to paragraph 5.1.1(c)(i) hereof, (vii) operating expenses of the General Partner's headquarters facilities of the type that would be borne by each Cable System owned by the Partnership individually if management of all such Cable Systems was not centralized at such headquarters facilities for each Fiscal Year in an amount up to $5.00 multiplied by the average aggregate number of subscribers to Cable Systems owned by the Partnership during such Fiscal Year, and the General Partner shall be entitled to reimbursement of any such expenses so paid by the General Partner on behalf of the Partnership. The Partnership shall also bear or pay (or reimburse the General Partner for its payment of) the costs and expenses of the Appraiser as this term is defined in the Incentive Compensation Agreement.

                  (b) The General Partner or an Affiliate thereof, and not the Partnership or Cable Systems owned by the Partnership, shall bear or pay all expenses relating to the operation of the Partnership not borne by the Partnership pursuant to paragraph 5.6.1(a) above.

                  5.6.2 Provided they shall act in good faith and with that degree of care which an ordinary prudent Person in a like position would use under similar circumstances, the General Partner and its Control Group Affiliates and any officer, partner, agent or employee of the foregoing shall not be liable to any other Partner or the Partnership (i) for any mistake in judgment, (ii) for any action or inaction taken or omitted in good faith reliance on the provisions of this Agreement or for a purpose which the General Partner or such Person reasonably believed to be consistent with the best interests of the Partnership, or (iii) for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent, provided that such broker or other agent is not and was not a Control Group Affiliate of the General Partner and was selected, engaged or retained by the General Partner or such Person with reasonable care;

         provided, however, that the General Partner shall be liable to, and shall indemnify and hold harmless, any other Partner or the Partnership for (i) any penalties imposed on such other Partner or Partners (whether in their capacity as such or otherwise) or the Partnership (which are not set aside or judicially reversed) by any governmental body as a consequence of acts or omissions by the General Partner or its Control Group Affiliates before the date of the Original Agreement, regardless of whether the Partner could have avoided the penalty by its own action, and (ii) any breach of the General Partner's representations, warranties or covenants contained in paragraph 14.2 hereof and notwithstanding any other provision of this Agreement to the contrary, the Partnership shall not indemnify the General Partner or any Control Group Affiliate of the General Partner for such liability or indemnity and shall bear no cost or expense in connection therewith, including, without limitation, costs, fees or expenses of setting such penalty aside or obtaining judicial reversal thereof. The General Partner may consult with legal counsel and accountants in respect of Partnership affairs and, except in respect of matters in which there is a conflict of interest, shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants, provided that they shall have been selected with reasonable care. In respect of conflicts of interest, the General Partner shall be subject to the review of the Partnership Advisory Board pursuant to Article Six hereof, and approval by a majority of the members thereof shall fully protect and justify the General Partner's entering into any transaction with an Affiliate in good faith, in reliance upon and in accordance with such approval. In determining whether the General Partner or any of its Affiliates acted in good faith and with the requisite degree of care, each such Person shall be entitled to rely on reports and written statements of the directors, officers and employees of a Person in which the Partnership holds Ownership Interests unless the General Partner has reason to believe that such reports or statements are not true and complete. For the purposes of clauses (i), (ii) and (iii) of the first sentence of this paragraph 5.6.2, the directors, officers and employees of a Person in which the Partnership holds Ownership Interests shall not, solely by virtue of such holding, be deemed to be Affiliates of the General Partner.

                  5.6.3 The Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the General Partner and each of its Control Group Affiliates, each member of the Partnership Advisory Board and the Liquidating Trustee (and their respective heirs and legal and personal representatives) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), by reason of any acts or omissions or alleged acts or omissions arising out of such Person's activities as the General Partner, as a Control Group Affiliate of the General Partner, as a member of the Partnership Advisory Board, as the Liquidating Trustee or as an officer, director, consultant or other advisor to a Cable System owned by the Partnership, if such activities were performed in good faith either on behalf of the Partnership or consistent with the best interests of the Partnership and in a manner reasonably believed by such Person to be within the scope of the authority conferred by this Agreement or by law or by the Consent of at least 51% in Percentage Interests of the Class A Limited Partners, against losses, damages or expenses for which such Person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Person in connection with such action, suit or proceeding, so long as such Person was not guilty of gross negligence, willful misconduct or any other like breach of fiduciary duty as General Partner under this Agreement with respect to such acts or omissions and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and provided that the satisfaction of any indemnification and any holding harmless shall be from and limited to Partnership assets and no Limited Partner shall have any personal liability (beyond the amount of any capital contributions or infusions actually made) on account thereof, and provided, further, that any Person entitled to indemnification from the Partnership hereunder shall first seek recovery under any insurance policies by which such Person is covered and, if other than the General Partner, shall obtain the written consent of the General Partner prior to entering into any compromise or settlement which would result in an obligation of the Partnership to indemnify such Person, and provided, further, that if liabilities arise out of the conduct of the business and affairs of the Partnership and any other Person for which the Person entitled to indemnification from the Partnership hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Partnership shall be limited to the Partnership's proportionate share thereof as determined in good faith by the General Partner in light of its fiduciary duties as General Partner under this Agreement to the Partnership and the Limited Partners. For the purposes of this paragraph 5.6.3, the Partnership's coventurers or partners in a Cable System owned by the Partnership shall not be deemed to be Affiliates of the General Partner.

         5.7 1994 General Partner Incentive Compensation Award. Pursuant to the 1994 General Partner Incentive Compensation Agreement dated as of December 31, 1994 between the Partnership and the General Partner (the "1994 Incentive Compensation Agreement"), the Partnership agreed to pay to the General Partner, in addition to the amounts described in paragraphs 5.5.1 and 5.6.1 (a) hereof, but subject to certain vesting requirements specified therein, the Incentive Compensation Amount (defined herein as in the Incentive Compensation Agreement). The Incentive Compensation Amount has fully vested. Upon the vesting of the 1994 Incentive Compensation Amount, which had a value of $540,000, and, in exchange for such amount, effective December 31, 1997 the General Partner was granted a limited partnership interest equal to 2.0% of all of the then issued and outstanding limited partnership interests. The limited partnership interest so granted to the General Partner is included in the Percentage Interest shown on the attached Schedule A for James Communications Partners as a Class A Limited Partner.


                                   ARTICLE SIX

                         The Partnership Advisory Board

         6.1 Selection of the Partnership Advisory Board. The Partnership Advisory Board shall consist of not more than five members. One member shall be designated and approved by the General Partner, and four members shall be designated and approved by the Consent of at least 51% in Percentage Interests of the Class A Limited Partners; provided, however, that no member of the Partnership Advisory Board shall be an Affiliate of the General Partner. The removal of any member of the Partnership Advisory Board may be proposed at any time by any Class A Limited Partner, and, if so proposed, such member will be removed from the Partnership Advisory Board if the Consent of at least 51% in Percentage Interests of the Class A Limited Partners is obtained to remove such member; provided, however, that the member of the Partnership Advisory Board designated and approved by the General Partner may be removed and replaced only by the General Partner. Members of the Partnership Advisory Board shall serve for the duration of the Partnership or until their resignation, removal, or Incapacity. In the event of a vacancy on the Partnership Advisory Board, the party who designated and approved the member vacating his position shall designate and approve a new member, who shall serve on the terms described above. On or before January 15, 2000, the Class A Limited Partners shall hold a special meeting for the purposes of (i) designating and approving the four members to be designated and approved by the Class A Limited Partners and (ii) ratifying, in accordance with the Indenture, the execution, delivery and terms of this Agreement and of the Option.

         6.2      Functions of the Partnership Advisory Board.

                  6.2.1 The functions of the Partnership Advisory Board will be
         (i) to review and approve or disapprove the valuation of the Fair Market Value of Partnership assets (including Ownership Interests) as determined by the General Partner when a determination of Fair Market Value is required by the terms of this Agreement, (ii) to review the annual audited financial statements of the Partnership, (iii) to review and approve or disapprove any potential conflicts of interest of the General Partner or any Affiliate thereof and (iv) to advise the General Partner on such other matters, including investment advice, about which the General Partner may from time to time, in its sole discretion, determine to consult the Partnership Advisory Board. A quorum of the Partnership Advisory Board shall consist of three Partnership Advisory Board members, which quorum must be present at all Partnership Advisory Board meetings or telephone conference calls. The Partnership Advisory Board shall meet at least once each calendar quarter, such meetings to occur on the first Tuesday that is a business day in each of February, May, August and November, unless rescheduled with consent of at least three members, notice of rescheduling to be given to all members 5 days before such regularly scheduled meeting. The Partnership Advisory Board may hold special meetings, which meetings may be called by at least two members of the Partnership Advisory Board or by the General Partner, when appropriate. Notice of a special meeting must be provided to all members of the Partnership Advisory Board who did not call such special meeting, at least 2 days prior to the scheduled date of such special meeting, and matters considered and voted upon at such meeting shall be limited to matters set forth in the notice, provided, however, that any such member may waive such notice and voting limitations by attendance or in writing. Members may participate in a meeting by means of conference telephone or similar communications equipment by means of which all participating members can hear each other, and participation in a meeting by such means shall be deemed to constitute presence in person at the meeting. If the party designating a member so permits, such member may be represented at meetings by proxy.

                  6.2.2 The Partnership Advisory Board shall act by the vote of a majority of its members, except as otherwise specified in this Agreement. Action of the Partnership Advisory Board may be taken at a meeting, or by written approval of a majority of members (or the requisite number of members as specified elsewhere in this Agreement) with all members being promptly notified of any action taken by written approval, or by means of conference telephone or similar communications equipment by means of which all participating members can hear each other. Except as provided in paragraphs 6.2.1 and
         6.2.3 below, the recommendations of the Partnership Advisory Board shall be advisory only and shall not obligate the General Partner to act in accordance therewith. Any member of the Partnership Advisory Board may resign by giving to the General Partner and the other members of the Partnership Advisory Board 30 days' prior written notice. Any vacancy in the Partnership Advisory Board, whether created by such a resignation or by the death of any member or otherwise, shall promptly be filled as provided in paragraph 6.1 hereof.

                  6.2.3 For all purposes of this Agreement other than paragraph
         7.5.2 hereof, the calculation of the Fair Market Value of any Ownership Interests or of property to be received in exchange for any Ownership Interests or pursuant to any Capital Transaction shall initially be made by the General Partner, who shall supply the Partnership Advisory Board with all such information and data as shall be requested to enable the Partnership Advisory Board to reach an informed judgment with respect thereto. In the event the Partnership Advisory Board shall disagree with any valuation made by the General Partner and the General Partner shall not accept the valuation proposed by the Partnership Advisory Board, the matter shall be settled by appraisal as provided in paragraph 6.2.4 below. Any valuation made in accordance with the provisions of this paragraph 6.2.3 shall be made in writing and a copy thereof given to each Limited Partner. Regardless of whether the Partnership Advisory Board has approved the General Partner's valuation, each Limited Partner shall have 30 days after receipt of such valuation within which it may advise the General Partner in writing of its objection to any valuation other than one which has been settled by appraisal and if Limited Partners of any class of Limited Partners (excluding the General Partner, if it is also a Limited Partner, or any Affiliate thereof) whose Percentage Interests at the time represent not less than 51% of the aggregate Percentage Interests of the then Limited Partners of such class of Limited Partners (excluding the General Partner, if it is also a Limited Partner, or any Affiliate thereof) so advise the General Partner of any such objection and if the Limited Partners so objecting and the General Partner are unable to agree upon a valuation, the matter shall be determined by appraisal as provided in paragraph 6.2.4 below. In determining the value of the Partnership or the Fair Market Value of any Ownership Interests or of property received in exchange for any Ownership Interests or pursuant to any Capital Transaction, the following principles shall apply: (i) The valuation of a Cable System will be based on a going concern basis, in conformity with standard appraisal techniques, applying the market factors then relevant, and other assets and other securities not subject to valuation as described below, shall be valued similarly; (ii) securities which are freely tradable and the principal market for which (measured by the average daily volume over the preceding four trading weeks) is either the New York Stock Exchange or the American Stock Exchange or which are quoted on the National Market System of the National Association of Securities Dealers, Inc. shall be valued at their last reported closing sale price, prior to the date of determination on such exchange, or, if no sales occurred on such day, at the mean between the closing "bid" and "asked" prices on such day; and (iii) securities which are freely tradable and the principal market for which is some other national securities exchange or the over-the-counter market (but which are not quoted on the National Market System) shall be valued at their last reported closing sale price, regular way, prior to the date of determination on the principal national securities exchange on which they are traded, or, if no sales occurred on such day, at the mean between the closing "bid" and "asked" prices on such day, or, if the principal market for such securities is, or is deemed to be, in the over-the-counter market, at their average closing "bid" price as published by the National Association of Securities Dealers Automated Quotation System, or if such price is not so published, at the mean between their closing "bid" and "asked" prices, if available, which prices may be obtained from any reputable broker or dealer. For all purposes of this Agreement, Fair Market Value shall be determined after considering all factors which might reasonably affect the sales price of such Ownership Interests or other assets or securities, including, without limitation, if and as appropriate, the anticipated impact on current market prices of immediate sale, the lack of a market for such Ownership Interests or assets or securities and the impact on present value of, among others, the length of time before any such sales may become possible and the cost and complexity of any such sales. For all purposes of this Agreement, all valuations which have been determined in accordance with the terms of this paragraph 6.2.3 shall be final and conclusive on the Partnership and all Partners, their successors and assigns. In determining the value of assets in accordance with the provisions of this paragraph 6.2.3, the General Partner and the Partnership Advisory Board may obtain and rely on information provided by any source or sources reasonably believed to be accurate.

                  6.2.4 Any controversy arising out of a valuation which shall be submitted to appraisal as provided for by paragraph 6.2.3 above shall be settled in New York, New York by an appraisal undertaken by two independent nationally recognized experts in the cable television field, to determine the Fair Market Value of the Partnership, the Ownership Interests, or other assets or securities to be appraised. One such appraiser shall be appointed by the General Partner, and the other by the Consent of 51% in Percentage Interests of the Class A Limited Partners, and the deliberations of the appraisers shall commence forthwith following their appointment. If the disparity between the Fair Market Value determined by the two appraisers is less than or equal to 5% of such Fair Market Value, the final Fair Market Value shall be the average of the two Fair Market Values. If the disparity between the determination of Fair Market Value by each of the two appraisers is greater than 5%, they shall select a third appraiser possessing similar qualifications. If they cannot agree upon a third appraiser within 25 days of the commencement of their original deliberations to determine Fair Market Value, the third appraiser shall be selected by the American Arbitration Association, and such third appraiser, within 20 days of appointment, shall make its determination of Fair Market Value. The final Fair Market Value shall be whichever Fair Market Value of the first two appraisers is closest to the Fair Market Value as determined by the third appraiser so long as the disparity between the third Fair Market Value and the earlier Fair Market Value to which it is closest is less than or equal to 20% of such earlier Fair Market Value. If the disparity is greater than 20%, then the Fair Market Value shall be the average of the two Fair Market Values that are closest. The valuation decision of such appraisers shall be final and conclusive on the Partnership and all Partners. The cost of any such appraisal shall be borne equally by the Partnership (as a Partnership expense) and the General Partner.

         6.3 Fees and Expenses of Members of Partnership Advisory Board. Members of the Partnership Advisory Board shall be entitled to reimbursement from the Partnership for their reasonable travel and other out-of-pocket expenses incurred in connection with the performance of their duties as members of the Partnership Advisory Board, and members of the Partnership Advisory Board not otherwise affiliated with the General Partner or any of the Limited Partners shall be entitled to a fee of $1,000 for each meeting of the Partnership Advisory Board attended by said member.

                                  ARTICLE SEVEN

                Transferability of the General Partner's Interest

         7.1 Assignment of the General Partner's Interest. Unless any assignment or transfer is to a Person controlled by William R. James, without the prior Consent of at least 51% in Percentage Interests of the Class A Limited Partners, the General Partner shall not assign, sell or otherwise dispose of all or a fraction of its Interest as General Partner in the Partnership, or enter into any agreement as a result of which any Person shall have a general partner interest in the Partnership, provided, however, that changes in the composition of the partners constituting the partnership which is the General Partner shall be permitted, including additions to and subtractions from the partnership, except as prohibited in paragraph 7.2 hereof, provided further, however, that no dispositions, agreements or changes in composition otherwise permitted by the foregoing shall be permitted without the prior approval of the FCC (if required) and if not in compliance with other applicable laws.

         7.2 No Change in Control or Ineligibility of the General Partner. Unless the prior Consent of 51% in Percentage Interests of the Class A Limited Partners is given, or unless there occurs (x) the death of William R. James or
(y) the Disability of William R. James, William R. James (or a corporation 100% of the voting stock of which is owned by him) shall at all times either (i) own at least a 51% interest in the profits and losses of and distributions from, and control, the General Partner or (ii) be the sole General Partner (either of clause (i) or (ii) above constituting "Control" of the General Partner).

         7.3      Removal of the General Partner.

                  7.3.1 The General Partner may not be removed, directly or indirectly, except the General Partner shall be removed (a) upon a finding by an independent party (which party shall be selected by the Consent of at least 51% in Percentage Interests of the Class A Limited Partners but which party shall not be an Affiliate of any Limited Partner or the General Partner) that the General Partner has engaged in or is engaging in malfeasance, criminal conduct or wanton, willful neglect; or (b) upon a determination by a court or other official body of competent jurisdiction that the General Partner has engaged in the conduct described in clause (a) above, or a material breach of this Agreement by the General Partner. In addition to the events described in (a) and (b), but only in the event of the Incapacity of William R. James, or if the General Partner ceases to be Controlled by

         William R. James, the General Partner may be removed upon the Consent of at least 51% in Percentage Interests of the Class A Limited Partners (excluding the General Partner, if it is also a Limited Partner, or any Affiliate thereof) to the removal of the General Partner.

                  7.3.2 Any removal of the General Partner shall become and be effective only on the date determined in accordance with paragraph
         7.5.2 hereof.

         7.4 Incapacity or Withdrawal of the General Partner. In the event of the Incapacity or withdrawal of the General Partner, the Partnership shall be dissolved, except as provided in paragraph 9.3.1 hereof.

         7.5      Penalty.

                  7.5.1 Regardless of any vote to continue the Partnership pursuant to paragraph 9.3.1 hereof, if William R. James (or a corporation 100% of the voting stock of which is owned by him) shall cease to Control the General Partner, except as otherwise permitted in paragraph 7.2 hereof, then the General Partner Interest of the General Partner shall be divided into two components: (i) 25% shall be allocated proportionately to the Class A Limited Partners thereby increasing their respective Class A Limited Partnership Interests (and the Capital Accounts and Percentage Interests of the Class A Limited Partners, shall be automatically adjusted to reflect such increase), and (ii) 75% thereof shall be retained by the General Partner or, if the Partnership is continued as provided in paragraph 9.3 hereof, shall be purchased by the newly appointed General Partner for the lesser of
         (x) 75% of the Capital Account of the General Partner (calculated as provided in the second to last sentence of paragraph 9.3.1 hereof), less the amount of any distributions made to the General Partner subsequent to the end of the month as of the end of which its Capital Account was so calculated or (y) 75% of the amount of the General Partner's Capital Contribution, less all distributions actually made by the Partnership to the General Partner pursuant to paragraph 4.3 hereof.

                  7.5.2 Notwithstanding anything to the contrary express or implied in this Agreement, in the event that James Communications Partners is removed as the General Partner and such removal is not based upon (i)(A) a finding by an independent party (which party shall be selected by the Consent of at least 51% in Percentage Interests of the Class A Limited Partners but which party shall not be an Affiliate of any Class A Limited Partner or the General Partner) that the General Partner has engaged in or is engaging in malfeasance, criminal conduct or wanton, willful neglect, or (B) a determination by a court or other official body of competent jurisdiction that the General Partner has either engaged in or is engaging in malfeasance, criminal conduct or wanton, willful neglect or has materially breached this Agreement, or
         (ii) in the event of the Incapacity of William R. James, or if the General Partner ceases to be Controlled by William R. James, the Consent of at least 51% in Percentage Interests of the Class A Limited Partners (in each case described in clause (i) and clause (ii), an "Unwarranted Removal"), then the provisions of this paragraph 7.5.2 shall apply.

                  (a) No Unwarranted Removal shall become effective unless and until the Partnership shall have (i) purchased from the General Partner
         (w) the General Partner's general partner interest, (x) the General Partner's Class A Limited Partner Interest, (y) the General Partner's Class B Limited Partner Interest, and (z) provided it shall not have been previously exercised, the Option, and (ii) paid to the General Partner, in addition to the purchase price for the items listed in clause (i) of this sentence, $1,000,000. No such removal shall become effective until the date (the "Payment Date") that the Partnership makes such purchase and payment. Any removal of the General Partner that is based upon (i)(A) a finding by an independent party (which party shall be selected by the Consent of at least 51% in Percentage Interests of the Class A Limited Partners but which party shall not be an Affiliate of any Class A Limited Partner or the General Partner) that the General Partner has engaged in or is engaging in malfeasance, criminal conduct or wanton, willful neglect, or (B) a determination by a court or other official body of competent jurisdiction that the General Partner has either engaged in or is engaging in malfeasance, criminal conduct or wanton, willful neglect or has materially breached this Agreement, or (ii) in the event of the Incapacity of William R. James, or if the General Partner ceases to be Controlled by William R. James, the Consent of at least 51% in Percentage Interests of the Class A Limited Partners, shall be effective automatically immediately upon any such finding, determination or Consent, as applicable.

                  (b) The purchase price of the items listed in clause (i) of paragraph 7.5.2(a) shall be equal to the aggregate of the Fair Market Values of such items, which Fair Market Values shall be based on the Fair Market Value of the entire equity value of the Partnership.

                  (c) For all purposes of this Agreement, the calculation of the Fair Market Value of the items listed in clause (i) of paragraph 7.5.2
         (a) hereof and of the entire equity value of the Partnership shall initially be made by the General Partner, who shall supply the Partnership Advisory Board with all such information and data as shall be requested to enable the Partnership Advisory Board to reach an informed judgment with respect thereto. In the event the Partnership Advisory Board shall disagree with any valuation made by the General Partner and the General Partner shall not accept the valuation proposed by the Partnership Advisory Board, the matter shall be settled by appraisal as provided in paragraph 7.5.2(d) below. Any valuation made in accordance with the provisions of this paragraph 7.5.2(c) shall be made in writing and a copy thereof given to each Limited Partner. Regardless of whether the Partnership Advisory Board has approved the General Partner's valuation, each Class A Limited Partner shall have 30 days after receipt of such valuation within which it may advise the General Partner in writing of its objection to any valuation other than one which has been settled by appraisal and if Class A Limited Partners (excluding the General Partner, if it is also a Class A Limited Partner, or any Affiliate thereof) whose Percentage Interests at the time represent not less than 51% of the aggregate Percentage Interests of the then Class A Limited Partners (excluding the General Partner, if it is also a Class A Limited Partner, or any Affiliate thereof) so advise the General Partner of any such objection and if the Class A Limited Partners so objecting and the General Partner are unable to agree upon a valuation, the matter shall be determined by appraisal as provided in paragraph 7.5.2(d) below. In determining the Fair Market Value of the items listed in clause (i) of paragraph

         7.5.2(a) or the Fair Market Value of the entire equity value of the Partnership, the following principles shall apply: (i) The valuation of a the Partnership will be based on a going concern basis, in conformity with standard appraisal techniques, applying the market factors then relevant, and other assets and other securities not subject to valuation as described below, shall be valued similarly; (ii) securities which are freely tradable and the principal market for which (measured by the average daily volume over the preceding four trading weeks) is either the New York Stock Exchange or the American Stock Exchange or which are quoted on the National Market System of the National Association of Securities Dealers, Inc. shall be valued at their last reported closing sale price, prior to the date of determination on such exchange, or, if no sales occurred on such day, at the mean between the closing "bid" and "asked" prices on such day; and (iii) securities which are freely tradable and the principal market for which is some other national securities exchange or the over-the-counter market (but which are not quoted on the National Market System) shall be valued at their last reported closing sale price, regular way, prior to the date of determination on the principal national securities exchange on which they are traded, or, if no sales occurred on such day, at the mean between the closing "bid" and "asked" prices on such day, or, if the principal market for such securities is, or is deemed to be, in the over-the-counter market, at their average closing "bid" price as published by the National Association of Securities Dealers Automated Quotation System, or if such price is not so published, at the mean between their closing "bid" and "asked" prices, if available, which prices may be obtained from any reputable broker or dealer. For all purposes of this paragraph 7.5.2, such Fair Market Value shall be determined after considering all factors which might reasonably affect the sales price of the assets or securities of the Partnership, including, without limitation, if and as appropriate, the anticipated impact on current market prices of immediate sale, the lack of a market for such assets of securities and the impact on present value of, among others, the length of time before any such sales may become possible and the cost and complexity of any such sales. For all purposes of this paragraph 7.5.2, all valuations which have been determined in accordance with the terms of this paragraph
         7.5.2 shall be final and conclusive on the Partnership and all Partners, their successors and assigns. In determining the value of assets in accordance with the provisions of this paragraph 7.5.2, the General Partner and the Partnership Advisory Board may obtain and rely on information provided by any source or sources reasonably believed to be accurate.

                  (d) Any controversy arising out of a valuation which shall be submitted to appraisal as provided for by paragraph 7.5.2 (c) above shall be settled in New York, New York by an appraisal undertaken by two independent nationally recognized experts in the cable television field, to determine the Fair Market Value of the entire equity value of the Partnership and the items to be appraised. One such appraiser shall be appointed by the General Partner, and the other shall be appointed by the Consent of at least 51% in Percentage Interests of the Class A Limited Partners, and the deliberations of the appraisers shall commence forthwith following their appointment. If the disparity between the Fair Market Value determined by the two appraisers is less than or equal to 5% of such Fair Market Value, the final Fair Market Value shall be the average of the two Fair Market Values. If the disparity between the determination of Fair Market Value by each of the two appraisers is greater than 5%, they shall select a third appraiser possessing similar qualifications. If they cannot agree upon a third appraiser within 25 days of the commencement of their original deliberations to determine Fair Market Value, the third appraiser shall be selected by the American Arbitration Association, and such third appraiser, within 20 days of appointment, shall make its determination of Fair Market Value. The final Fair Market Value shall be whichever Fair Market Value of the first two appraisers is closest to the Fair Market Value as determined by the third appraiser so long as the disparity between the third Fair Market Value and the earlier Fair Market Value to which it is closest is less than or equal to 20% of such earlier Fair Market Value. If the disparity is greater than 20%, then the Fair Market Value shall be the average of the two Fair Market Values that are closest. The valuation decision of such appraisers shall be final and conclusive on the Partnership and all Partners. The cost of any such appraisal shall be borne equally by the Partnership (as a Partnership expense) and the General Partner.

                  (e) In the event that the Fair Market Value of the Partnership is determined to be $62,200,000 or more, then all sums payable to the General Partner pursuant to this paragraph 7.5.2 with respect to the items listed in clause (i) of paragraph 7.5.2(a) hereof shall be paid in cash on the Payment Date. In the event that the Fair Market Value of the Partnership is determined to be less than $62,200,000, then the sums payable to the General Partner pursuant to this paragraph 7.5.2 with respect to the items listed in clause (i) of paragraph 7.5.2(a) hereof shall be evidenced by, and paid pursuant to, a promissory note dated the Payment Date, made payable to the order of the General Partner and having an initial stated principal balance equal to the aggregate Fair Market Value of such items (the "First Note"). The $1,000,000 payable to the General Partner pursuant to clause (ii) of paragraph 7.5.2(a) hereof shall be evidenced by, and paid pursuant to, a promissory note dated the Payment Date, made payable to the order of the General Partner and having an initial stated principal balance equal to $1,000,000 (the "Second Note"). The First Note shall provide for the payment of the unpaid principal thereof, and all accrued and unpaid interest thereon, in twelve consecutive monthly installments. The first six of such installments shall consist of only accrued and unpaid interest. The last six of such installments shall consist of unpaid principal and accrued and unpaid interest and shall be in amounts sufficient to repay, in full, the First Note in full on that date that is one year after the Payment Date. Each such installment shall be due on the 15th day of each month and the entire unpaid principal balance, and all accrued and unpaid interest thereon, due on that date that is one year after the Payment Date. The First Note shall bear interest on the unpaid principal balance at a per annum rate equal to the "applicable federal rate" in effect on the Payment Date, and shall otherwise be acceptable in form and substance to the General Partner. The Second Note shall provide for the payment of the principal balance thereof, and all accrued and unpaid interest thereon, in twelve equal monthly installments (with each such installment due on the 15th day of each month and the entire unpaid principal balance, and all accrued and unpaid interest thereon, due on that date that is one year after the Payment Date), shall bear interest on the unpaid principal balance at a per annum rate equal to the "applicable federal rate" in effect on the Payment Date, and shall otherwise be acceptable in form and substance to the General Partner.

                  (f) Following any removal of James Communications Partners as General Partner, this Agreement may not, and shall not be altered, amended, restated, modified or changed in any way that causes or could cause a reduction in the amount of cash or property payable to James Communications Partners to upon any liquidation of the Partnership without the consent of James Communications Partners.

         7.6 Liability of a Withdrawn or Removed General Partner. Any General Partner which shall suffer Incapacity, withdraw or be removed from the Partnership, or which shall sell, transfer or assign its General Partner's Interest, shall remain liable for obligations and liabilities incurred by it as General Partner prior to the time such Incapacity, withdrawal, removal, sale, transfer or assignment shall have become effective, but it shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time such Incapacity, withdrawal, removal, sale, transfer or assignment shall have become effective.

         7.7 Restriction on Admission of Substitute General Partner. No substitute General Partner shall be admitted to the Partnership pursuant to this Article Seven unless an opinion of responsible counsel (who may be counsel for the Partnership) is delivered to the Partnership stating that admission of the substitute General Partner will not cause the Partnership to lose its status as a Partnership for federal income tax purposes.


                                  ARTICLE EIGHT

                 Transferability of a Limited Partner's Interest

         8.1      Restrictions on Transfers of Interests.

                  8.1.1 Notwithstanding any other provisions of this paragraph 8.1, no sale, exchange, transfer, assignment or other disposition (collectively, a "Transfer") of all or any fraction of a Limited Partner's Interest may be made unless (a) such Transfer is effective as of the end of a fiscal quarter, (b) the General Partner gives its Consent (which Consent may be granted or withheld in the sole discretion of the General Partner) to such Transfer, and (c) in the opinion of responsible counsel (who may be counsel for the Partnership), satisfactory in form and substance to the General Partner (which opinion may be waived, in whole or in part, at the discretion of the General Partner provided that prompt notice of such waiver is given by the General Partner to the Limited Partners),

                            (i) such Transfer, when added to the total of all
                  other Transfers of Interests within the preceding 12 months, would not result in the Partnership being considered to have terminated within the meaning of Section 708 of the Internal Revenue Code;

                           (ii) such Transfer would not violate the Securities
                  Act of 1933, as amended, or any state securities or "Blue Sky" laws applicable to the Partnership or the Interest to be the subject of such Transfer;

                          (iii) such Transfer would not cause the Partnership to
                  lose its status as a partnership for federal income tax purposes or cause the Partnership to become subject to the Investment Company Act of 1940, as amended (the "1940 Act");

                           (iv) such Transfer would not cause the equity
                  participation in the Partnership by "benefit plan investors" to be "significant" as such terms are defined in section 2510.3-101(f)(2) and section 2510.3-101(f)(1), respectively, of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations; and

         any such opinion of counsel is delivered in writing to the Partnership not less than 10 days prior to the date of the Transfer; provided, however, that (x) the foregoing provisions of this paragraph 8.1.1 shall not apply to a Transfer by a Limited Partner to another Partner or to a Person which succeeds to its business substantially in its entirety or which, directly or indirectly, owns a majority of the outstanding equity securities of such Limited Partner or is a majority-owned subsidiary of such Limited Partner (or of the Person of which such Limited Partner, directly or indirectly, is a majority-owned subsidiary), (y) any Limited Partner subject to insurance laws governing disposition of assets may make a Transfer of its Interest to a financial institution of equivalent quality and standing and (z) any Limited Partner that is a tax-exempt organization under Section 501 of the Internal Revenue Code may make a Transfer of its Interest if such a disposition is called for by a governmental agency, including the Internal Revenue Service. The General Partner agrees to cooperate with any Limited Partner making a Transfer by providing promptly such records and other factual information as may be reasonably requested with respect to any proposed Transfer. Each Limited Partner hereby severally agrees that it will not Transfer all or any fraction of its Interest in the Partnership, except as permitted by this Agreement.

                  8.1.2 No Interest nor any part thereof shall be the subject of a Transfer to a minor or an incompetent except in trust, pursuant to the Uniform Gifts to Minors Act, or by will, trust agreement or intestate succession.

                  8.1.3 Each Limited Partner agrees that it will, prior to the time the General Partner Consents to a Transfer of Interest by that Limited Partner, pay all reasonable expenses, including attorneys' fees, incurred by the Partnership in connection with such Transfer.

         8.2      Transferees.

                  8.2.1 The Partnership shall not recognize for any purpose any purported Transfer of all or any fraction of the Interest of a Limited Partner unless the provisions of paragraph 8.1 shall have been complied with and there shall have been filed with the Partnership a dated notice of such Transfer, in form satisfactory to the General Partner, executed and acknowledged by both the Limited Partner making, and the Person accepting, such Transfer (such Limited Partner making, a "Transferor" and such Person accepting, a "Transferee"), and such notice (i) contains the acceptance by the Transferee of all of the terms and provisions of this Agreement and its agreement to be bound thereby by executing a counterpart hereof and (ii) represents that such Transfer was made in accordance with all applicable laws and regulations.

                  8.2.2 Unless and until a Transferee of an Interest becomes a Substituted Limited Partner, such Transferee shall not be entitled to give Consents with respect to such Interest.

                  8.2.3 Subject to paragraph 8.2.4 hereof, any Transferor which shall Transfer all of its Interest shall cease to be a Limited Partner, except that, unless and until a Substituted Limited Partner is admitted in its stead, such Transferor shall retain the statutory rights of an assignor of a limited partner's interest under the Partnership Act and shall be entitled to give Consents with respect to such Interest.

                  8.2.4 Anything herein to the contrary notwithstanding, both the Partnership and the General Partner shall be entitled to treat the Transferor of an Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to it, until such time as a notice that conforms to the requirements of paragraph 8.2.1 hereof has been received by the Partnership and accepted by the General Partner.

                  8.2.5 A Person who is the Transferee of all or any fraction of the Interest of a Transferor as permitted hereby but does not become a Substituted Limited Partner and who desires to make a further Transfer of such Interest, shall be subject to all of the provisions of this Article Eight to the same extent and in the same manner as any Limited Partner desiring to make a Transfer of its Interest.

         8.3      Substituted Limited Partner.

                  8.3.1 No Limited Partner shall have the right to substitute a purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of all or any fraction of such Limited Partner's Interest as a Limited Partner in its place. Any such purchaser, assignee, transferee, donee, heir, legatee, distributee or other recipient of an Interest (whether pursuant to a voluntary or involuntary Transfer) shall be admitted to the Partnership as a Substituted Limited Partner only upon the Consent of the General Partner (which Consent may be granted or withheld in the sole discretion of the General Partner) and only upon (i) satisfying the requirements of paragraphs 8.1 and 8.2 hereof and (ii) an amendment (x) to Schedule A to this Agreement and (y) if required by then-effective law, to the Partnership's certificate of limited partnership, recorded in the proper records of each jurisdiction in which such recordation is necessary to qualify the Partnership to conduct business or to preserve the limited liability of the Limited Partners.

                  8.3.2 Each Substituted Limited Partner, as a condition to its admission as a Limited Partner, shall execute and acknowledge such instruments, in form and substance satisfactory to the General Partner, as the General Partner reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of the Substituted Limited Partner to be bound by all the terms and provisions of this Agreement with respect to the Interest acquired. All reasonable expenses, including attorneys' fees, incurred by the Partnership in this connection shall be borne by such Substituted Limited Partner.

                  8.3.3 Until a Transferee shall have been admitted to the Partnership as a Substituted Limited Partner pursuant to paragraph
         8.3.1 hereof, such Transferee shall be entitled to all of the rights of an assignee of a limited partner interest under the Partnership Act.

         8.4 Incapacity of a Limited Partner. In the event of the Incapacity of a Limited Partner, the Partnership shall not be terminated, and the Limited Partner's trustee in bankruptcy or other legal representative shall have only the rights of a transferee of the right to receive Partnership distributions applicable to the Interest of such Limited Partner as provided herein. Any Transfer from such trustee in bankruptcy or legal representative shall be subject to the provisions of this Agreement.

         8.5 Transfers During a Fiscal Year. In the event of the Transfer of a Limited Partner's Interest at any time other than the end of a Fiscal Year, the distributive shares of the various items of Partnership profit, income, gain, deduction, loss, credit and allowance as computed for federal income tax purposes shall be allocated between the Transferor and the Transferee in the ratio of the number of days in the Fiscal Year before and after the Transfer, unless the Transferor and the Transferee shall (i) have given the Partnership written notice, on or before the January 15 following the year in which such Transfer occurred, stating their agreement that such allocation shall be made on some other basis permitted for federal income tax purposes, and (ii) agree to reimburse the Partnership for any incremental accounting fees and other expenses incurred by the Partnership in making such allocation.

         8.6 Elections Under the Internal Revenue Code. In the event of a transfer of all or any part of a Limited Partner's Interest by sale or exchange, the General Partner shall, at the request of such Limited Partner or its successors in interest, cause the Partnership to elect (unless such election has theretofore been made), pursuant to Section 754 of the Internal Revenue Code, to adjust the basis of the Partnership's assets as provided by Sections 734 and 743 of the Internal Revenue Code; provided that either such Limited Partner or its successor in interest makes provisions, reasonably satisfactory to the General Partner, to reimburse the Partnership for all costs and expenses incurred by the Partnership by virtue of such election and transfer. Thereafter, any additional expenses incurred in connection with any subsequent transfer as a result of such election shall be paid by the subsequent transferee. The Partnership shall provide such Limited Partners, transferees or such successors with appropriate verification of such costs and expenses. Nothing herein shall prevent the General Partner from making an election pursuant to Section 754 of the Internal Revenue Code at any other time.


                                  ARTICLE NINE

                          Dissolution, Liquidation and
                         Termination of the Partnership

         9.1 Dissolution. The Partnership shall be dissolved, wound up and terminated upon the happening of any of the following events, except as provided in paragraph 9.3.1 hereof:

             (i)   the expiration of its term;

             (ii) upon at least 30 days' prior written notice to the Limited Partners of the election to dissolve the Partnership by the General Partner; provided that at least 51% in Percentage Interests of the Class A Limited Partners shall Consent thereto;

             (iii) upon the sale or other disposition by the Partnership of all or substantially all of the Ownership Interests it owns on the date hereof;

             (iv) upon at least 30 days' prior written notice to the General Partner of the election to dissolve the Partnership by the Class A Limited Partners; provided that at least 51% in Percentage Interests of the Class A Limited Partners Consent to such election and dissolution.

             (v) the removal of the General Partner pursuant to paragraph 7.3 hereof;

             (vi)  the Incapacity or withdrawal of the General Partner; or

             (vii) termination required by operation of law.

         Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the certificate of limited partnership of the Partnership has been canceled and the assets of the Partnership have been distributed as provided in paragraph 9.2 hereof.

         9.2       Liquidation.

                   9.2.1 Upon dissolution of the Partnership, either the General Partner or a Person designated and approved to act as a liquidating trustee by the Consent of at least 51% in Percentage Interests of the Class A Limited Partners (the General Partner or such designated and approved Person being the "Liquidating Trustee") shall wind up the affairs of the Partnership and proceed within a reasonable period of time to sell or otherwise liquidate the assets of the Partnership and, after paying or making due provisions by the setting up of reserves for all liabilities to creditors of the Partnership to distribute the assets among the Partners in accordance with the provisions for the making of distributions set forth in this Agreement. Notwithstanding the foregoing, in the event that the Liquidating Trustee shall, in its absolute discretion, determine a sale or other disposition of part or all of the Partnership's investments would cause undue loss to the Partners or otherwise be impractical, the Liquidating Trustee may either defer liquidation of, and withhold from distribution for a reasonable time, any such investments or distribute part or all of such investments, pro rata, to the Partners in kind in accordance with paragraph 4.4 hereof.

                  9.2.2. In the Fiscal Year that the Partnership is dissolved, Net Income, Net Loss and any items specially allocated pursuant to paragraphs 4.1, 4.9 or 4.11 hereof shall be credited or charged to the Capital Accounts of the Partners in accordance with the provisions of Article Four hereof. In determining such Net Income, Net Loss, items specially allocated and the Capital Accounts of the Partners, if the Fair Market Value of Partnership assets to be distributed in kind exceeds ("book gain") or is less than ("book loss") the Partnership tax basis of such assets, to the extent not otherwise recognized to the Partnership, such book gain or book loss shall be taken into account in computing Net Income or Net Losses for such Fiscal Year for all purposes of crediting or charging the Capital Accounts of the Partners as if such assets had been sold. Thereupon, all of the remaining assets of the Partnership, or the proceeds therefrom, following such dissolution shall be distributed or used as follows and in the following order of priority:

                           (i) for the payment of the debts and liabilities of the Partnership and the expenses of liquidation (other than liabilities for distributions to Partners);

                           (ii) to the setting up of any reserves which the
                  Liquidating Trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership; and

                          (iii) to the Partners, in proportion to the positive
                  balances in their Capital Accounts (as determined after any adjustment to the Capital Accounts of the Partners pursuant to this paragraph 9.2.2). (For purposes of the foregoing, any distribution of property other than cash shall be treated as a distribution of cash in the amount of the Fair Market Value of the property distributed.)

                  9.2.3 When the Liquidating Trustee has complied with the foregoing liquidation plan, the Partners shall execute, acknowledge and cause to be filed an instrument evidencing the cancellation of the certificate of limited partnership of the Partnership.

         9.3      Continuation of the Partnership.

                  9.3.1. If any event described in paragraph 9.1(i), (iii), (v), or (vi) hereof occurs, then within 90 days after the occurrence of such event the Limited Partners shall hold a meeting and shall vote whether to continue the Partnership.

                           (a) In the case of an event described in paragraph
                  9.1(i), the Consent of at least 51% in Percentage Interests of the Class A Limited Partners and of the General Partner shall be required to continue the Partnership.

                           (b) In the case of an event described in paragraph
                  9.1(iii) hereof, the Partnership will be continued if legally permissible with the General Partner as General Partner if at least 51% in Percentage Interests of the Class A Limited Partners, and the General Partner, give their Consent thereto. If the General Partner does not give its Consent to continue, at least 51% in Percentage Interests of the Class A Limited Partners (excluding the General Partner, or any Affiliate thereof) may at such time elect a new General Partner, to serve as the General Partner of the Partnership, and such event shall be deemed to have occurred immediately prior to the occurrence of the event requiring such meeting and Consent.

                           (c) A Consent of at least 51% in Percentage Interests
                  of the Class A Limited Partners in the case of the events described in paragraphs 9.1 (v) or (vi) hereof shall be necessary to continue the Partnership. In the event that such Consent is given, at least 51% in Percentage Interests of the Class A Limited

                  Partners (excluding the General Partner, if it is also a Limited Partner, or any Affiliate thereof) shall at such time elect a new General Partner, to serve as the General Partner of the Partnership, and such election shall be deemed to have occurred immediately prior to the occurrence of the event requiring such meeting and Consent. If, in the case of the events described in paragraph 9.1 (vi) hereof, William R. James shall not be in a condition of Incapacity the new General Partner, if one is elected, shall be, in William R. James' sole discretion, either William R. James, a corporation 100% of the voting stock of which is owned by William R. James, or a Person controlled by William R. James.

                  In each of clauses (a), (b) and (c) above, provided the requisite Consent of the Class A Limited Partners is obtained, each Limited Partner shall be deemed to have given its Consent to the continuation, and the Partnership shall continue to own and the General Partner (or the new General Partner, as the case may be) shall continue to manage the Ownership Interests.

                  9.3.2 Upon the General Partner, or William R. James, ceasing to be the General Partner of the Partnership as provided in this Agreement, its, or his, liability as the General Partner shall cease as provided in the Partnership Act, and the Partnership shall promptly file an amendment to the Partnership's certificate of limited partnership and otherwise take all steps reasonably necessary under the Partnership Act to cause such cessation of liability.

                  9.3.3 Upon the General Partner ceasing to be the General Partner of the Partnership as provided in this Agreement (unless William R. James or a corporation 100% of the voting stock of which is owned by him becomes sole General Partner), the General Partner and its Affiliates shall resign from all directorships, officerships and engagements held by them in any Person in which the Partnership then holds Ownership Interests; provided that neither the General Partner nor any of its Affiliates shall be entitled to compensation solely for the act of its resignation from any such position in any such Person.

                  9.3.4 If the Partnership shall not be continued in accordance with paragraph 9.3.1 hereof, it shall be dissolved, wound up and terminated in accordance with paragraphs 9.1 and 9.2 hereof.

                  9.3.5 No General Partner shall be admitted to the Partnership pursuant to this paragraph 9.3 hereof unless an opinion of responsible counsel (who may be counsel for the Partnership) is delivered to the Partnership stating that admission of such General Partner will not cause the Partnership to lose its status as a Partnership for federal income tax purposes.

                  9.3.6 Upon the General Partner ceasing to be the General Partner of the Partnership as provided in this Agreement, the General Partner's general partner interest in the Partnership shall automatically be converted to an additional Interest as a Class A Limited Partner of the Partnership, with a Percentage Interest in the Partnership so converted equal to the Percentage Interest attributable to the General Partner's general





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



         partner Interest on the date on which the General Partner ceased being the General Partner; provided, however, that this paragraph 9.3.6 shall not apply if the General Partner ceases to be the General Partner of the Partnership and the provisions of paragraph 7.5 hereof apply.


                                   ARTICLE TEN

                                   Amendments

         10.1     Adoption of Amendments; Limitations Thereon.

                  10.1.1 Except as provided in paragraphs 3.3, 5.2, 8.3.1(ii) and 10.1 hereof, this Agreement is subject to alteration, amendment, modification or change only with the written Consent of the General Partner and at least 51% in Percentage Interests of Class A Limited Partners, or at least 51% in Percentage Interests of Class A Limited Partners without the Consent of the General Partner; provided, however, and notwithstanding anything to the contrary herein, that no alteration, amendment, modification or change to this Agreement may:

                           (i) add to, detract from or otherwise modify the purposes of the Partnership without the Consent of all of the Partners;

                           (ii) require any Partner to make any loan or capital contribution or infusion to the Partnership; convert a Limited Partner's Interest into a General Partner's Interest; modify the limited liability of a Limited Partner; or increase the liabilities or responsibilities of any Partner under this Agreement; in each case, without the Consent of each such affected Partner;

                           (iii) alter the Interest of any Class A Limited
                  Partner in income, gains and losses or amend or modify any portion of Article Four without the Consent of at least 51% in Percentage Interests of Class A Limited Partners; provided, however, (x) that any such alteration, amendment or modification shall affect each Class A Limited Partner on a pro rata basis (determined based on the Percentage Interests of such Class A Limited Partners at the time of such alteration, amendment or modification), (y) that neither the admission of additional Class A Limited Partners in accordance with the terms of this Agreement nor the issuance or vesting of additional Limited Partner Interests pursuant to paragraph
                  3.3 hereof, the attached Schedule C or the Option shall constitute such an alteration, amendment or modification, and
                  (z) that no sale, lease, exchange, transfer or other disposition (other than to the Partnership or any of its subsidiaries) in any single transaction or series of related transactions, of all or substantially all of the consolidated assets of the Partnership, and no consolidation, merger or business combination transaction involving the Partnership or any subsidiary of the Partnership, in each case whether with or without the Consent of the General Partner, shall constitute such an alteration, amendment or modification;

                           (iv) alter the Interest of any Class B Limited
                  Partner in income, gains and losses or amend or modify any portion of Article Four without the Consent of at least 51% in Percentage Interests of Class B Limited Partners; provided, however, (x) that any such alteration, amendment or modification shall affect each Class B Limited Partner on a pro rata basis (determined based on the Percentage Interests of the Class B Limited Partners at the time of such alteration, amendment or modification), (y) that neither the admission of additional Class B Limited Partners in accordance with the terms of this Agreement nor the issuance of additional Limited Partner Interests pursuant to paragraph 3.3 hereof, the attached Schedule C or the Option shall constitute such an alteration, amendment or modification, and (z) that no sale, lease, exchange, transfer or other disposition (other than to the Partnership or any of its subsidiaries) in any single transaction or series of related transactions, of all or substantially all of the consolidated assets of the Partnership, and no consolidation, merger or business combination transaction involving the Partnership or any subsidiary of the Partnership, in each case whether with or without the Consent of the General Partner, shall constitute such an alteration, amendment or modification;

                           (v) alter the Interest of the General Partner in
                  income, gains and losses or amend or modify any portion of Article Four without the Consent of the General Partner; provided, however, (y) that neither the admission of additional Limited Partners in accordance with the terms of this Agreement nor the issuance of additional Limited Partner Interests pursuant to paragraph 3.3 hereof, the attached Schedule C or the Option shall constitute such an alteration, amendment or modification, and (z) that no sale, lease, exchange, transfer or other disposition (other than to the Partnership or any of its subsidiaries) in any single transaction or series of related transactions, of all or substantially all of the consolidated assets of the Partnership, and no consolidation, merger or business combination transaction involving the Partnership or any subsidiary of the Partnership, in each case whether with or without the Consent of the General Partner, shall constitute such an alteration, amendment or modification;

                           (vi) alter, amend, modify or change any portion of Article Eight in a manner that would further restrict the transferability of the Interest of any Limited Partner without the Consent of all Limited Partners;

                           (vii) alter, amend, modify or change any provisions
                  hereof which require the Consent, action or approval of a specified percentage in Percentage Interests of the Limited Partners, or any class of Limited Partners, or of the General Partner, or of James Communications Partners, without the Consent of such specified percentage of Percentage Interests of such Limited Partners, or such class of Limited Partners, or of the General Partner, or of James Communications Partners, as applicable;

                          (viii) alter, amend, modify or change the provisions
                  of Article One or Article Nine hereof, or paragraphs 3.3, 5.3, 5.4, 5.5, 5.6, 5.7, 6.1, 6.2, 7.1, 7.2, 7.3.2, 7.5, or 7.6
                  hereof, or the attached Schedule C, or, subject to paragraph

                  10.1.1(vi) hereof, this paragraph 10.1, without the Consent of at least 51% in Percentage Interests of the Class A Limited Partners and of the General Partner; provided, however, and notwithstanding anything to the contrary herein, that following any removal of James Communications Partner as General Partner, paragraph 7.5.2 hereof may not be amended without the consent of James Communications Partners.

                           (ix) extend the term of the Partnership without the
                  Consent of at least 51% in Percentage Interests of the Class A Limited Partners and of the General Partner; or

                           (x) expand the Limited Partners' rights or powers beyond the applicable standards of the FCC for exempting a Limited Partner's investment in the Partnership from attribution under 47 U.S.C. 553A (1987) and 47 C.F.R. ss.ss.
                  76.501 or any successor provisions thereof.

                  10.1.2 In addition to any amendments otherwise authorized hereby, this Agreement may be amended from time to time by the General Partner without the Consent of any of the Limited Partners (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein;
         (ii) to cure any ambiguity or correct or supplement any provisions hereof which may be inconsistent with any other provision hereof, or correct any printing, stenographic or clerical errors or omissions;
         (iii) to admit one or more Substituted Limited Partners substituted therefor and withdraw one or more Limited Partners, in accordance with the terms of this Agreement; (iv) to amend Schedule A or Schedule B hereto, as applicable, to provide any necessary information regarding any Partner, any successor General Partner hereof or any Substituted Limited Partner; (v) as provided in paragraph 8.3.1(ii); and (vi) to reflect any change in the amount of the Capital Accounts or the Percentage Interest of any Partner in accordance with the terms of this Agreement; provided, however, that no amendment shall be adopted pursuant to this paragraph 10.1.2 unless (a) in the case of any amendment referred to in clause (i) or (ii) of this paragraph, such amendment would not alter the Interest of a Partner in income, gains or losses or distributions and such amendment is for the benefit of, or not adverse to, the Interests of the Limited Partners, and (b) such amendment would not, in the opinion of counsel for the Partnership, alter, or result in the alteration of, the limited liability of the Limited Partners or the status of the Partnership as a partnership for federal income tax purposes. The General Partner shall send each Limited Partner a copy of any amendment adopted pursuant to this paragraph 10.1.2.

                  10.1.3 Upon the adoption of any amendment to this Agreement, the amendment shall be executed by the General Partner and all of the Limited Partners and, if required by law, shall be recorded in the proper records of the State of Delaware and of each jurisdiction in which recordation is necessary for the Partnership to conduct business or to preserve the limited liability of the Limited Partners. Any such amendment may be executed by the General Partner on behalf of the Limited Partners pursuant to the power of attorney granted in paragraph
         12.1 hereof.

         10.2 Amendment of Certificate. In the event this Agreement shall be amended pursuant to this Article Ten, the General Partner shall amend the certificate of limited partnership of the Partnership to reflect such change if such amendment is required by law or if the General Partner deems such amendment to be desirable and shall make any other filings or publications required by law or desirable to reflect such amendment, including any required filing for recordation of any certificate of limited partnership or other instrument or similar document of the type contemplated by paragraph 2.6 hereof.


                                 ARTICLE ELEVEN

                          Consents, Voting and Meetings

         11.1 Method of Giving Consent. Any Consent of a Partner may be given as follows:

              (i) by a written instrument labeled a "Consent" and given by such Partner at or prior to the doing of the act or thing for which the Consent is solicited, provided that such Consent shall not have been nullified by either notice to the General Partner by such Partner at or prior to the time of, or the negative vote by such Partner at, any meeting held to consider the doing of such act or thing; or

              (ii) by the affirmative vote by such Partner to the doing of the act or thing for which the Consent is solicited at any meeting called and held to consider the doing of such act or thing.

         11.2 Meetings

              11.2.1 (a) An annual meeting of Limited Partners for the review of Partnership matters and the transaction of such business as may properly come before it shall be held at such location in New York City or other location reasonably accessible to all the Limited Partners as shall be designated from time to time by the General Partner and set forth in the notice of meeting. The meeting shall be held on the second Tuesday of May of each and every year through and including the last year of the term of the Partnership, at 10:00 o'clock a.m. New York City time or such other reasonable time as shall be designated in such notice. Written notice of the place, date and time of the meeting shall be given, either personally or by mail, to all Limited Partners not less than 10 nor more than 60 days before the date of the annual meeting. If mailed, the notice shall be addressed to each such Limited Partner at the address shown for such Partner in the records of the Partnership. The attendance by any Partner at an annual meeting in person or by proxy without objecting at the beginning of the meeting to the lack of notice of such meeting shall constitute a waiver of notice by such Partner.

              (b) Special meetings of Limited Partners may be called at any time by the General Partner or any two Limited Partners for any purpose, including the consideration of a matter for which a Consent is being solicited or sought. Written notice of a special meeting stating the place in New York City, the date and hour of the meeting, the purpose or purposes for which it is called, and the names of the Partners by whom or at whose direction the meeting is called, shall be given, to each Limited Partner in the same manner as notice of the annual meeting. The attendance by any Partner at a special meeting in person or by proxy meeting objecting at the beginning of the meeting to the lack of notice of such meeting shall constitute a waiver of notice by such Partner.

                  (c) Limited Partners may participate in a meeting by means of conference telephone or similar communications equipment by means of which all members can hear each other, and participation in a meeting by such means shall be deemed to constitute presence in person at a meeting.

         11.3 Record Dates. The General Partner may set in advance a date for determining the Limited Partners entitled to notice of and to vote at any meeting. All record dates shall not be more than 60 days before the date of the meeting to which such record date relates.

         11.4 Notices to Limited Partners: Designees; No Special Inducements. The General Partner shall give all of the Limited Partners notice, in a notice of meeting or otherwise, of any proposal or other matter required by any provision of this Agreement or by law to be submitted for the consideration and approval of the Limited Partners. Such notice shall include any information required by the relevant provision of this Agreement or by law. Neither the General Partner nor the Partnership shall solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Partnership's certificate of limited partnership or any Consent by the Limited Partners unless each Limited Partner shall be informed thereof by the General Partner or the Partnership, as the case may be, and shall be afforded the opportunity of considering the same and shall be supplied with sufficient information to enable it to make an informed decision with respect thereto, provided, however, that upon obtaining the requisite Consents to take a particular action, the General Partner may take such action before polling the remaining Limited Partners provided that such remaining Limited Partners are promptly advised by the General Partner of such action taken and of the identity of the Limited Partners who have Consented thereto. Each Limited Partner shall designate an individual or individuals to receive notices, attend meetings, give consents and otherwise act on its behalf in matters regarding this Agreement and the Partnership. Such individual or individuals so designated by a Limited Partner may be removed at any time by the Limited Partner upon notice to the General Partner. Neither the General Partner nor the Partnership shall, directly or indirectly, pay or cause to be paid any remuneration, fee or other consideration to any Limited Partner for or as an inducement to the entering into by such Limited Partner of any waiver or amendment of any of the terms and provisions of this Agreement or the Partnership's certificate of limited partnership or the giving of any Consent, unless such remuneration is concurrently paid on the same terms, in proportion to their respective Capital Accounts to all the then Limited Partners.


                                 ARTICLE TWELVE

                                Power of Attorney

         12.1     Power of Attorney.

                  12.1.1 Each Limited Partner, by its execution hereof, hereby irrevocably makes, constitutes and appoints the General Partner and William R. James as its true and lawful agents and attorneys-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (i) any amendment to this Agreement which has been adopted as herein provided; (ii) the original certificate of limited partnership of the Partnership and all amendments thereto required or permitted by law or the provisions of this Agreement; (iii) all certificates and other instruments deemed advisable by the General Partner to carry out the provisions of this Agreement and applicable law or to permit the Partnership to become or to continue as a limited partnership or partnership wherein the Limited Partners have limited liability in each jurisdiction where the Partnership may be doing business; (iv) all instruments that the General Partner deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement including, without limitation, the admission of additional Limited Partners or the substitution of assignees as Substituted Limited Partners pursuant to the provisions of this Agreement; (v) all conveyances and other instruments or papers deemed advisable by the General Partner, including, without limitation, those to effect the dissolution and termination of the Partnership in accordance with the provisions of this Agreement; (vi) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership; and (vii) all other instruments or papers which may be required or permitted by law to be filed on behalf of the Partnership that are not inconsistent with the terms of this Agreement; provided, however, that the foregoing power of attorney shall not give the General Partner the right to do anything that diminishes the powers or increases the liabilities of the Limited Partners.

                  12.1.2   The foregoing power of attorney:

                           (a) is coupled with an interest, shall be irrevocable
                  and shall survive and not be affected by the subsequent disability or the Incapacity of each Limited Partner;

                           (b) may be exercised by the General Partner or
                  William R. James either by signing separately as attorney-in-fact for each Limited Partner or, after listing all of the Limited Partners executing an instrument, by a single signature of the General Partner or William R. James acting as attorney-in-fact for all of them; and

                           (c) shall survive the delivery of an assignment by a
                  Limited Partner of the whole or any fraction of its Interest; except that, where the assignee of the whole of such Limited Partner's Interest has been approved by the General Partner for admission to the Partnership as a Substituted Limited Partner, the power of attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the General Partner or William R. James to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.

                  12.1.3 Each Limited Partner shall execute and deliver to the General Partner within 15 days after receipt of the General Partner's request therefor such further designations, powers-of-attorney and other instruments as the General Partner reasonably deems necessary to carry out the terms of this Agreement, provided that they are not inconsistent with the terms of this Agreement and that the foregoing shall not given the General Partner the right to do anything that diminishes the powers or increases the liabilities of the Limited Partners.


                                ARTICLE THIRTEEN

                 Records and Accounting; Reports; Fiscal Affairs

         13.1     Records and Accounting.

                  13.1.1 Proper and complete records and books of account of the business of the Partnership, including a list of the names, addresses and Interests of all Limited Partners, shall be maintained at the Partnership's principal place of business. Any Partner, or its duly authorized representatives, shall be entitled to a copy of the list of names, addresses and Interests of the Limited Partners, provided such information shall be used only for Partnership purposes. Each Limited Partner and its duly authorized representatives may, in connection with any purpose reasonably related to its Interest as a Limited Partner, visit and inspect any of the properties of the Partnership or the General Partner, examine their books of account, records, reports and other papers (to the extent the same pertain to the Partnership) which are not legally required to be kept confidential or secret, make copies and extracts therefrom, and request information relating to the affairs, finances and accounts of the Partnership from the General Partner and the independent public accountants of the Partnership (and by this provision the Partnership authorizes said accountants to provide information to each Limited Partner regarding the finances and affairs of the Partnership), all at such reasonable times and as often as may be reasonably requested; provided, however, that the Limited Partners shall not have the authority to direct or control such independent public accountants. The General Partner shall use its best efforts to cause each Person in which the Partnership then holds Ownership Interests to afford similar rights to information to any Limited Partner (and its duly authorized representatives) which may request to exercise such rights, provided, however, that the Limited Partners shall not have the authority to direct or control such Persons.

                  13.1.2 The books and records of the Partnership shall be kept on the accrual basis of accounting, and the accrual basis of accounting shall be followed by the Partnership for federal income tax purposes. The taxable year of the Partnership shall be its Fiscal Year.

         13.2     Annual Reports.

                  13.2.1 Within 90 days after the end of each Fiscal Year, the General Partner shall cause to be delivered to each Person who was a Partner at any time during the Fiscal Year, an annual report containing the following:

                            (i) financial statements of the Partnership,
                  including, without limitation, a balance sheet as of the end of the Fiscal Year and statements of income, Partners' equity and changes in financial position for such Fiscal Year, which shall be prepared in accordance with generally accepted accounting principles consistently applied and shall be certified by a firm of independent certified public accountants of recognized national standing;

                           (ii) a statement, in reasonable detail, showing the Capital Account of each Partner and computing the distributions to each Partner during such Fiscal Year;

                           (iii) a report containing a description of material
                  events regarding the business of the Partnership (including material developments in the investments made by the Partnership) during such Fiscal Year, a general description of the business, and an overview of the investment activities, of the Partnership during such Fiscal Year, including valuations of Ownership Interests, and, with respect to the fourth quarter of such Fiscal Year, the description required by paragraph 13.4(a)(ii);

                           (iv) a calculation of the Management Fee for such Fiscal Year;

                           (v) a statement of the amount of reimbursement for operating expenses incurred during such Fiscal Year under paragraph 5.6.1(vii) hereof and documentation of the calculation of the average aggregate number of subscribers during such Fiscal Year made in connection therewith; and

                           (vi) a statement, accompanied by a certificate of the
                  General Partner, as to the Fair Market Value of the Partnership's Ownership Interests as of the end of such Fiscal Year;

         and shall also so deliver, with respect to each Person in which the Partnership then holds Ownership Interests, copies of a balance sheet as of the end of such Person's fiscal year and statements of income, retained earnings and sources of funds for such fiscal year, all accompanied by a report thereon of the Partnership's independent public accountants.

                  13.2.2 The assets of the Partnership, to the extent they are in the form of securities (including Ownership Interests), shall be valued in accordance with the provisions of paragraph 6.2 hereof. All other assets of the Partnership shall be valued at their "Fair Market Value," except that for all purposes of this Agreement, no value shall ever be attributed to the firm name of the Partnership, or the right of its use, or to the good will appertaining to the Partnership or its business, either during the continuation of the Partnership or in the event of its dissolution and termination. Liabilities shall be determined in accordance with the method of accounting employed by the Partnership and may include reserves for estimated accrued expenses and reserves for unknown or unfixed liabilities or contingencies.

         13.3 Tax Information. Within 75 days after the end of each Fiscal Year, the General Partner will cause to be delivered to each Person who was a Partner at any time during such Fiscal Year, a Form K-l and such other information, if any, with respect to the Partnership as may be necessary for the preparation of such Partner's federal or state income tax (or information) returns, including a statement showing each Partner's share of income, gain or loss and credits for such Fiscal Year for federal or state income tax purposes.

         13.4 Interim Reports. (a) Within 45 days after the end of each quarter of each Fiscal Year excepting the fourth quarter, the General Partner shall cause to be delivered to each Person who was a Partner at any time during such quarter, a report containing (i) an overview of the Partnership's portfolio, including a summary of all Cable Systems in which investments were made by the Partnership during such quarter; (ii) a description of such investment and the terms thereof; (iii) a description of any material event regarding the business of the Partnership (including material developments in the investments made by the Partnership) during such quarter; and (iv) an unaudited balance sheet and statement of income for such quarter.

         (b) Ten days after the consummation of the acquisition of any Ownership Interests, the General Partner shall cause to be delivered to each Person who was a partner at the time of such acquisition a report summarizing the Cable System(s) in which such investments were made and the material terms of such investments.

         13.5 Partnership Funds. The funds of the Partnership may be deposited in the name of the Partnership in one or more bank accounts in one or more member banks of the Federal Reserve System with an unrestricted surplus of at least $250,000,000, provided, however, that Partnership funds may be deposited in any bank insured by the Federal Deposit Insurance Corporation for a period not to exceed 30 days and, provided that at no time shall the amount of the deposit in any account exceed the Federal Deposit Insurance Corporation's coverage limitation in respect of such account. Withdrawals therefrom shall be made upon such signature(s) as the General Partner may designate. No funds of the Partnership shall be kept in any account other than a Partnership account; funds shall not be commingled with the funds of any other Person; and the General Partner shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership. The General Partner will appoint a member bank or banks of the Federal Reserve System having an unrestricted surplus of at least $250,000,000 to serve as custodian or custodians of all securities held by the Partnership and may from time to time and in its sole discretion, change such appointment to a different member bank or banks.

         13.6 Elections. The determinations of the General Partner with respect to the treatment of any item or its allocation for federal, state or local tax purposes shall be binding upon all of the Partners so long as such determination shall not be inconsistent with any express term hereof and provided that the Partnership's accountants shall not disagree therewith.

         13.7 Other Information. With reasonable promptness, the General Partner will deliver such other information available to the General Partner, including financial statements and computations relating to any Person in which the Partnership then holds Ownership Interests, as any Limited Partner may from time to time reasonably request.

                                ARTICLE FOURTEEN

            Representations Warranties and Covenants of the Partners

     14.1 Representations Warranties and Covenants of the Limited Partners. Each Limited Partner is fully aware that the Partnership and the General Partner are relying upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and upon the truth and accuracy of the following representations by each of the Limited Partners:
Each of the Limited Partners hereby represents and warrants that (i) its Interest in the Partnership was being acquired for investment and not with a view to the distribution or sale thereof, subject, however, to any requirement of law that the disposition of its property shall at all times be within its control; and (ii) unless an asterisk appears next to its name on the signature page hereto, no portion of the assets invested by it in the Partnership may consist of assets of an employee benefit plan as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (whether or not such plan is subject to Title I of ERISA) or described in section 4975(e)(1) of the Internal Revenue Code, nor is it an entity whose underlying assets may include plan assets by reason of a plan's investment in the entity, determined after giving effect to the regulation issued by the Department of Labor at section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations.

     14.2 Representations, Warranties and Certain Covenants of the General Partner. The General Partner represents, warrants and covenants to each Limited Partner that:

             (a) Upon the filing of the Partnership's certificate of limited partnership with the Secretary of State of Delaware, the Partnership will be a duly organized and validly existing limited partnership under the laws of the State of Delaware with full power and authority to conduct its business as contemplated-in this Agreement.

             (b) The General Partner is a duly organized and validly existing partnership under the laws of the State of Michigan, with full power and authority to perform its obligations herein.

             (c) All action required to be taken by the General Partner and the Partnership as a condition to the issuance and sale of the Interests in the Partnership being purchased by the Limited Partners has been taken, the Interest in the Partnership of each Limited Partner represents a duly and validly issued limited partnership interest in the Partnership; and each Limited Partner of the Partnership is entitled to all the benefits of a Limited Partner under this Agreement and the Partnership Act.

             (d) This Agreement has been duly authorized, executed and delivered by the General Partner and, upon due acceptance by each of the Limited Partners, will constitute the valid and legally binding agreement of the General Partner enforceable in accordance with its terms against the General Partner.

             (e) The execution and delivery of this Agreement by the General Partner and the performance of its duties and obligations hereunder do not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which the General Partner is a party or by which it is bound or to which its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate any statute, regulation, law, order, writ, injunction, judgment or decree to which the General Partner is subject.

             (f) The General Partner is not in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in this Agreement, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or which its properties are subject, nor is it in violation of any statute, regulation, law, order, writ, injunction, judgment or decree to which it is subject, which default or violation would materially adversely affect the business or financial condition of the General Partner or the Partnership or impair its ability to carry out its obligations under this Agreement.

             (g) There is no litigation, investigation or other proceeding pending or, to the knowledge of the General Partner, threatened against the General Partner or any of its Affiliates which, if adversely determined, would materially adversely affect the business or financial condition of the General Partner.

             (h) No consent, approval or authorization of, or filing, registration or qualification with, any court or governmental authority on the part of the General Partner or the Partnership (collectively, "Governmental Consents") is required for the execution and delivery of this Agreement by the General Partner, the performance of its or the Partnership's obligations and duties hereunder, or the issuance of Interests in the Partnership as contemplated hereby, except (i) any Governmental Consents which may be required of the Partnership solely by virtue of the nature of any Limited Partner; and (ii) any filings required under federal and state securities laws.

             (i) The initial general partners of the General Partner were one Michigan Subchapter S corporation, Jamesco, Inc. (100% of the voting stock of which was owned by William R. James) and two individuals, Jim Randolph and C. Timothy Trenary. The present general partners of the General Partner are Jamesco, Inc., Trenary Corp., Ltd. (100% of the voting stock of which is owned by C. Timothy Trenary), and DKS Holdings, Inc. (100% of the voting stock of which is owned by Daniel K. Shoemaker). Neither the General Partner, the present general partners nor William R. James are in a condition of Incapacity. The General Partner will promptly give the Limited Partners notice of any change in the general partners of the General Partner or any changes in stock ownership thereof, or the material terms of the general partnership agreement. William R. James (or his personal representative should he die or suffer Disability of such nature that he cannot or does not notify the Partnership) will promptly, and in no event later than 3 days thereafter, give the Limited Partners notice if he ceases to have Control of the General Partner. Except as previously disclosed to the Limited Partners in writing, none of the General Partner, its present general partners, or Messrs. James, Trenary or Shoemaker or any Affiliates thereof are subject to any covenants not to compete or similar agreements relating to Cable Systems. Each of the Partnership, the General Partner and its Affiliates shall use its best efforts not to cause the Partnership to violate the provisions of 47 U.S.C. 533 (1987 ) and 47 C.F.R. ss 63.54-63.58 of the FCC regulations or any successor provisions thereof, and to conduct the business of the Partnership in accordance with all other federal, state and local laws and regulations applicable to the cable industry. The General Partner agrees to cause each holder of a general partnership interest in the General Partner to disclose to the Partnership Advisory Board any change in ownership thereof and, in the case of a holder that is a corporation or other entity, to disclose any changes in the share or other equity ownership of such entity, in all cases substantially contemporaneously with entering into a binding agreement to transfer such ownership. Each of the Limited Partners has been supplied a true, complete and accurate copy of the General Partnership Agreement of the General Partner, and upon the request of any Limited Partner, each Limited Partner shall receive a true, complete and accurate copy of any amendment thereto. Such copies shall also be provided substantially contemporaneously upon effectiveness thereof to all members of the Partnership Advisory Board.

             (j) At all time either or both of the following statements is or will be true with respect to the Partnership: (x) the Partnership is an "operating company" or a "venture capital operating company", as such terms are defined in section 2510.3-101 (c) or (d), respectively, of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations; or (y) the equity participation in the Partnership by "benefit plan investors" is not "significant" as such terms are defined in section 2510.3-101(f)(2) and section 2510.3-101(f)(1), respectively, of such regulations.


                                 ARTICLE FIFTEEN

                                  Miscellaneous

     15.1   Notices.

            15.1.1 Any Notice to any Limited Partner shall be at the address of such Partner set forth in Schedule A or Schedule B hereto, as applicable, or such other mailing address of which such Limited Partner shall advise the General Partner in writing. Any notice to the Partnership or the General Partner shall be at the principal office of the Partnership as set forth in paragraph 2.3 hereof. The General Partner may at any time change the location of such office. Notice of any such change shall be given to the Partners on or before the date of any such change.

            15.1.2 Any notice shall be deemed to have been duly given if personally delivered or sent by United States mails as described below or by telegram or telex confirmed by letter and will be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, when actually received, (ii) if sent by United States Express Mail or overnight courier, when actually received, (iii) if sent by telegram or telex or facsimile transmission, on the date sent provided confirmatory notice is sent by United States Express Mail or overnight courier, and (iv) if delivered by hand, on the date of the receipt.

            15.1.3 In any circumstance where notice, information or reports are required under the terms of this Agreement to be sent to the Limited Partners, such notice, information or reports shall, at the same time, be given to Sandler as though Sandler were a Limited Partner.

     15.2 Governing Law: Separability of Provisions. It is the intention of the parties that the internal laws of the State of Delaware and, in particular, the provisions of the Partnership Act shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties. If any provision of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

     15.3 Entire Agreement. This instrument amends and restates the Original Agreement, as amended and restated prior to the date hereof, in its entirety. It is the intent and purpose of the Partners, by executing this instrument, to ratify, confirm and reaffirm Original Agreement and all of its terms and provisions, all as amended and restated to date, in their entirety, all as amended and restated by this instrument. This instrument constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this instrument and the Partnership. There are no representations, agreement, arrangements or understandings, oral or written, between or among the Partners relating only to the subject matter of this Agreement which are not fully expressed herein. This Agreement may not be modified or amended other than pursuant to Article Ten hereof.

     15.4 Headings etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

     15.5 Binding Provisions. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, personal or legal representatives, successors and assigns of the respective parties hereto.

     15.6 No Waiver; Creditor's Rights. The failure of any Partner to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation. To the extent amounts shall be owing to a Partner and not paid pursuant to the terms of this Agreement or any other instrument to which any entity in which the Partnership has an Ownership Interest is a party, such Partner shall not be precluded by virtue of its status as a Partner from bringing an action or otherwise seeking to enforce any remedies that it may have at law or in equity against the Partnership or the General Partner or such other entity and shall not be liable for any loss resulting from such actions to the Partnership or any Partners.

     15.7 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, Consents, waivers, amendments and modifications which may hereafter be executed, and certificates and other information previously or hereafter furnished to any Limited Partner, may be reproduced by it by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and any Limited Partner may destroy any original document so reproduced. The Partnership, the General Partner and each Limited Partner agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by a Limited Partner in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     15.8 No Right to Partition. The Partners, on behalf of themselves and their shareholders, partners, heirs, executors, administrators, personal or legal representatives, successors and assigns, if any, hereby specifically renounce, waive and forfeit all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Partnership or any asset of the Partnership, or any interest which is considered to be Partnership property, regardless of them manner in which is considered to be Partnership property, regardless of the manner in which title to any such property may be held.

     15.9 ERISA Undertakings. If the assets of the Partnership at any time are "plan assets" for the purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code with respect to any employee benefit plan subject to either such provision: (i) each Limited Partner which is, directly or indirectly, such a plan or the fiduciary of such plan shall, at the request of the General Partner, identify to the General Partner the parties in interest and is a disqualified persons (as defined in sections 3 of ERISA and 4975 of the Internal Revenue Code, respectively) with respect to any such plan whose identity or character is such that such Limited Partner might reasonably expect, based solely on such person's relationship to the plan or fiduciary, the Partnership to have non-exempt dealings with such person; and (ii) the General Partner shall take any action that may be necessary to assure that the operations of the Partnership will not involve a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Internal Revenue Code with respect to any such plan or any fiduciary thereof.

     15.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, provided that each such counterpart shall be executed by the General Partner.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands as of the date first above written.


                By:     JAMES COMMUNICATIONS PARTNERS,
                        General Partner of James Cable Partners, L.P. and a Michigan general partnership

                        By: JAMESCO, INC., a general partner of James Communications Partners and a Michigan corporation


                        By:
                             ------------------------------------------------
                             William R. James
                             President of Jamesco, Inc.

                SIGNATURE PAGE TO THE JAMES CABLE PARTNERS, L.P.
          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP



     IN WITNESS WHEREOF, the undersigned have hereunto set their respective
hands as of the     day of December, 1999.
                ---



                                 -----------------------------------------
                                 Print Name of Class A Limited Partner



                                 By:    Signature of Limited Partner
                                        or Authorized Signatory



                                 -----------------------------------------
                                 Print Name of Authorized Signatory



                                 -----------------------------------------
                                 Title of Authorized Signatory

                SIGNATURE PAGE TO THE JAMES CABLE PARTNERS, L.P.
          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP



     IN WITNESS WHEREOF, the undersigned have hereunto set their respective
hands as of the         day of December, 1999.
                -------



                                  -----------------------------------------
                                  Print Name of Class B Limited Partner



                                  By:    Signature of Limited Partner
                                         or Authorized Signatory



                                  -----------------------------------------
                                  Print Name of Authorized Signatory



                                  -----------------------------------------
                                  Title of Authorized Signatory

                                   SCHEDULE A

                                 GENERAL PARTNER
                                       AND
                            CLASS A LIMITED PARTNERS




General Partner:

Name and Address                                                                      Percentage Interest
----------------                                                                      -------------------

James Communications Partners                                                                     0.9483%
710 N. Woodward Ave.
Bloomfield Hills, Michigan  48304

Class A Limited Partners:




Name and Address                                                                      Percentage Interest
----------------                                                                      -------------------
SCP James Acquisition LLC                                                                        88.1231%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

James Communications Partners                                                                     3.1971%
710 N. Woodward Ave.
Bloomfield Hills, Michigan  48304

Harvey Sandler                                                                                    1.7413%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

1998 Kornreich Trust                                                                              1.3131%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

Mike Marocco                                                                                      1.2886%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel



Name and Address                                                                      Percentage Interest
----------------                                                                      -------------------
James Greenwald                                                                                   0.4639%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

John T. Woodruff                                                                                  0.4639%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

Leon Meyers                                                                                       0.4357%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

Barry Lewis                                                                                       0.4315%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

Windsong Partners                                                                                 0.3991%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

Andrew Sandler                                                                                    0.2818%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

Woodland Partners                                                                                 0.1995%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel



Name and Address                                                                      Percentage Interest
----------------                                                                      -------------------
Barry Fingerhut                                                                                   0.1995%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

Irwin Leiber                                                                                      0.1995%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

Doug Schimmel                                                                                     0.1559%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

Hannah Stone                                                                                      0.1559%
c/o Sandler Capital Management
767 Fifth Avenue, 45th Floor
New York, New York  10153
Attention:  Douglas E. Schimmel

Harold T. King                                                                                    0.0022%

                                   SCHEDULE B

                            CLASS B LIMITED PARTNERS



                                                                                               Initial
Name and Address                                     Percentage Interest                   Capital Account
----------------                                     -------------------                   ---------------
James Communications Partners                                 2.625%                          $6,221.00
710 N. Woodward Ave.
Bloomfield Hills, Michigan  48304

                                   SCHEDULE C

                              APPLICABLE PERCENTAGE


     The Percentage Interest of all Class B Limited Partners, as Class B Limited Partners, is 2.625%, as set forth on the attached Schedule B on the date of this Agreement. As of any date of determination, the portion of such Percentage Interest that is the Applicable Percentage for purposes of this Agreement shall be determined in accordance with the provisions set forth on this Schedule C.

     (a) Until 5:00 p.m. (Detroit, Michigan time) on December 28, 2000, the Applicable Percentage shall be equal to 0%. From and after 5:00 p.m. (Detroit, Michigan time) on December 28, 2000 and until 5:00 p.m. (Detroit, Michigan time) on December 28, 2001, the Applicable Percentage shall be equal to one-fourth of such Percentage Interest (0.65625%). From and after 5:00 p.m. (Detroit, Michigan time) on December 28, 2001 and until 5:00 p.m. (Detroit, Michigan time) on December 28, 2002, the Applicable Percentage shall be equal to one-half of such Percentage Interest (1.3125%). From and after 5:00 p.m. (Detroit, Michigan time) on December 28, 2002 and until 5:00 p.m. (Detroit, Michigan time) on December 28, 2003, the Applicable Percentage shall be equal to three-fourths of such Percentage Interest (1.96875%). From and after 5:00 p.m. (Detroit, Michigan time) on December 28, 2003 the Applicable Percentage shall be equal to such Percentage Interest (2.625%). Notwithstanding anything to the contrary express or implied in this Schedule C or the Agreement, upon a "Change of Control" (as hereinafter defined) the Applicable Percentage shall be, and shall be deemed to be, equal to such Percentage Interest (2.625%).

     (b) As used in this Schedule C, the following terms shall have the following meanings:

           "Asset Sale" means the consummation of any sale, lease, exchange, transfer or other disposition (other than to the Partnership or any of its subsidiaries) in any single transaction or series of related transactions, of all or substantially all of the consolidated assets of the Partnership and with respect to which the General Partner does not Consent.

           "Change of Control" means (i) any Asset Sale, or (ii) any LP Transfer, or (iii) any Merger.

           "LP Transfer" means the acquisition, or agreement to acquire, in one transaction or a series of related transactions, by any person, entity or "group" (as such term is defined or used in Section 13d(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of ownership (including beneficial ownership (as such term is defined or used in Rule 13d-3 under the Exchange Act)), directly or indirectly (including rights or options to acquire such ownership), of any Interests of any Class A Limited Partner if, as a result of such acquisition, such person, entity or group, together with its "affiliates" (as such term is defined or used in Rule 12b-2 under the Exchange Act) and "associates" (as such term is defined or used in Rule 12b-2 under the Exchange Act), would own (including beneficial ownership), directly or indirectly (including rights or options to acquire such ownership), 50% or more of the Interests of all Class A Limited Partners then outstanding. For purposes of the foregoing definition: (i) the formation of a group by, or that includes, one or more Limited Partners shall be deemed to be an acquisition by each member of the group of all of the Interests owned (including beneficial ownership), directly or indirectly (including rights or options to acquire such ownership), by every other member of the group; and (ii) neither the execution and delivery of the Limited Partnership Interest Purchase Agreement of even date herewith by and among SCP James Acquisition LLC, a Delaware limited liability company, the Partnership and the Sellers listed on Schedule 1 thereto, nor the completion of the transactions contemplated by such instrument, shall constitute a "LP Transfer."

            "Merger" means the consummation any consolidation, merger or business combination transaction involving the Partnership or any subsidiary of the Partnership and with respect to which the General Partner does not Consent.





                                      C-2